Regulation  A  Part  II  and  III
PART  II  INFORMATION  REQUIRED  IN  OFFERING  CIRCULAR

An  Offering  Circular  pursuant  to  the  requirements  of  Regulation  A  relating  to  these  Securities  has  been  filed  with  the  United  States  Securities  and  Exchange  Commission  (the  Commission  ).  Information  contained  in  this  Preliminary  Offering  Circular  is  subject  to  completion  or  amendment.  These  Securities  may  not  be  sold nor  may  offers  to  buy  be  accepted  before  the  Offering  Statement  filed  with  the  Commission  is  Qualified.  This  Preliminary  Offering  Circular  shall  not  constitute  an  offer  to  sell  or  the  solicitation  of  an  offer  to  buy nor  may  there  be  any  sales  of  these  securities  in  any  state  in  which  such  offer solicitation  or  sale  would  be  unlawful  before  registration  or  qualification  under  the  laws  of  any  such  state.  We  shall  elect  to  satisfy  our  obligation  to  deliver  a  Final  Offering  Circular  by  sending  you  a  notice  within  two  business  days  after  the  completion  of  our  sale  to  you  that  contains  the  URL  where  the  Final  Offering  Circular or  the  Offering  Statement  in  which  such  Final  Offering  Circular  was  filed  may  be  obtained.

As  filed  with  the  United  States  Securities  Exchange  Commission  on

OFFERING  CIRCULAR  FOR
HOWARDS  MBS  INC.
A  Florida  Stock  Corporation

HOWARDS  MBS  INC.  (the  Company Issuer we us or  our  )is  a  Florida  corporation.  The  Company  will  be  managed  by  our  executive  officers  (each  an  Officer and  collectively the  Officers  ).  As  further  detailed  in  this  Offering  Circular  (the  Offering  Circular  ) the  Company  has  been  organized  as  a  Financial  Technologies  company.
The  Offering  Period  will  commence  upon  this  Offering  Circular  being  Qualified  by  the  SEC.  The  Company  is  offering  by  means  of  this  Offering  Circular  shares  of  its  Convertible  Preferred  Stock  on  a  best  efforts and  ongoing  basis  to  investors  who  meet  the  Investor  Suitability  standards  as  set  forth  herein.  We  anticipate  the  shares  of  the  Companys  Convertible  Preferred  Stock  will  be  sold  by  the  Company  and  our  Officers the  Company  and  our  Officers  will  also  offer  and  sell  shares  of  Convertible  Preferred  Stock  through  the  services  of an  independent  broker  dealer  who  is  a  member  firm  of  the  Financial  Industry  Regulatory  Authority (FINRA  ).

The  minimum  number  of  Convertible  Preferred  Stock  Shares  that  will  be  sold  to  any  investor  is  TEN  (10)Convertible  Preferred  Stock  Shares  for  a  total  investment  of  ONE  THOUSAND  DOLLARS  ($1000.00  USD).  Investors  cannot  purchase  fractional  Convertible  Preferred  Stock  Shares.  Investors  whose  purchase  of  Convertible  Preferred  Stock  Shares  is  accepted  shall  be  referred  to  herein  individually  as  a  Shareholder or  collectively  as  the  Shareholders .
The  shares  of  the  Companys  Common  Stock  and  Convertible  Preferred  Stock  WILL  NOT  be  initially  listed  for  trading  on  a  stock  exchange  or  other  trading  market.  Investing  in  our  Convertible  Preferred  Stock  Shares  is  speculative  and  involves  substantial  risk.  You  should  purchase  these  securities  only  if  you  can  afford  a  complete  loss  of  your  investment.  See  Risk  Factors to  read  more  about  the  significant  risks  you  should  consider  before  buying  our  Convertible  Preferred  Stock  Shares.
This  Offering  is  being  conducted  on  a  best  efforts basis which  means  we  (and  and  independent  broker  dealer  who  is  a  member  of  FINRA)will  use  commercially  reasonable  best  efforts  in  an  attempt  to  sell  the  shares  of  Convertible  Preferred  Stock.  Our  Officers  will  not  receive  any  commission  or  any  other  remuneration  for  these  sales.  In  offering  the  Convertible  Preferred  Stock  Shares  on  behalf  of  the  Company our  Officers  will  rely  on  the  safe  harbor  from  broker  dealer  registration  set  forth  in  Rule  3a4.1  under  the  Securities  Exchange  Act  of  1934 as  amended.
We  are  an  emerging  growth  company under  applicable  United  States  Securities  and  Exchange  Commission  rules  and  will  be  subject  to  reduced  public  company  reporting  requirements.  This  Offering  Circular  follows  the  disclosure  format  of  Part  I  of  Form  S.1  pursuant  to  the  general  instructions  of  Part  II(a)(1)(ii)of  Form  1  A.
THE  UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION (SEC  )DOES  NOT  PASS  UPON  THE  MERITS  OR  GIVE  ITS  APPROVAL  OF  ANY  SECURITIES  OFFERED  OR  THE  TERMS  OF  THE  OFFERING NOR  DOES  IT  PASS  UPON  THE  ACCURACY  OR  COMPLETENESS  OF  ANY  OFFERING  CIRCULAR  OR  OTHER  SOLICITATION  MATERIALS.  THESE  SECURITIES  ARE  OFFERED  PURSUANT  TO  AN  EXEMPTION  FROM  REGISTRATION  WITH  THE  COMMISSION;  HOWEVER THE  COMMISSION  HAS  NOT  MADE  AN  INDEPENDENT  DETERMINATION  THAT  THE  SECURITIES  OFFERED  ARE  EXEMPT  FROM  REGISTRATION.
GENERALLY NO  SALE  MAY  BE  MADE  TO  INVESTORS  IF  THE  AGGREGATE  PURCHASE  PRICE  BY  INVESTORS  EXCEEDS  SEVENTYFIVE  MILLION  AND  00100  DOLLARS  ($75 000 000.00  USD)ANNUALLY PURSUANT  TO  THE  TERMS  OF  RULE  251  OF  REGULATION  A  TIER  II  SET  FORTH  UNDER  THE  SECURITIES  ACT  OF  1933  (THE  ACT  ).
NO  PERSON  HAS  BEEN  AUTHORIZED  IN  CONNECTION  WITH  THIS  OFFERING  TO  GIVE  ANY  INFORMATION  OR  TO  MAKE  ANY  REPRESENTATIONS  OTHER  THAN  THAT  INFORMATION  AND  THOSE  REPRESENTATIONS  SPECIFICALLY  CONTAINED  IN  THIS  OFFERING  CIRCULAR;  ANY  OTHER  INFORMATION  OR  REPRESENTATIONS  SHOULD  NOT  BE  RELIED  UPON.  ANY  PROSPECTIVE  PURCHASER  OF  THE  CONVERTIBLE  PREFERRED  STOCK  SHARES  WHO  RECEIVES  ANY  OTHER  INFORMATION  OR  REPRESENTATIONS  SHOULD  CONTACT  THE  COMPANY  IMMEDIATELY  TO  DETERMINE  THE  ACCURACY  OF  SUCH  INFORMATION  AND  REPRESENTATIONS.  NEITHER  THE  DELIVERY  OF  THIS  OFFERING  CIRCULAR  NOR  ANY  SALES  HEREUNDER  SHALL UNDER  ANY  CIRCUMSTANCES CREATE  AN  IMPLICATION  THAT  THERE  HAS  BEEN  NO  CHANGE  IN  THE  AFFAIRS  OF  THE  COMPANY  OR  IN  THE  INFORMATION  SET  FORTH  HEREIN  SINCE  THE  DATE  OF  THIS  OFFERING  CIRCULAR  SET  FORTH  ABOVE.
PROSPECTIVE  PURCHASERS  SHOULD  NOT  REGARD  THE  CONTENTS  OF  THIS  OFFERING  CIRCULAR  OR  ANY  OTHER  COMMUNICATION  FROM  THE  COMPANY  AS  A  SUBSTITUTE  FOR  CAREFUL  AND  INDEPENDENT  TAX  AND  FINANCIAL  PLANNING.  EACH  POTENTIAL  INVESTOR  IS  ENCOURAGED  TO  CONSULT  WITH  HIS HER  OR  ITS  OWN  INDEPENDENT  LEGAL  COUNSEL ACCOUNTANT  AND  OTHER  PROFESSIONALS  WITH  RESPECT  TO  THE  LEGAL  AND  TAX  ASPECTS  OF  THIS  INVESTMENT  AND  WITH  SPECIFIC  REFERENCE  TO  HIS HER  OR  ITS  OWN  TAX  SITUATION PRIOR  TO  SUBSCRIBING  FOR  CONVERTIBLE  PREFERRED  STOCK  SHARES.  THE  PURCHASE  OF  CONVERTIBLE  PREFERRED  STOCK  SHARES  BY  AN  INDIVIDUAL  RETIREMENT  ACCOUNT KEOGH  PLAN  OR  OTHER  QUALIFIED  RETIREMENT  PLAN  INVOLVES  SPECIAL  TAX  RISKS  AND  OTHER  CONSIDERATIONS  THAT  SHOULD  BE  CAREFULLY  CONSIDERED.
THE  INFORMATION  CONTAINED  IN  THIS  OFFERING  CIRCULAR  HAS  BEEN  SUPPLIED  BY  THE  COMPANY.  THIS  OFFERING  CIRCULAR  CONTAINS  SUMMARIES  OF  DOCUMENTS  NOT  CONTAINED  IN  THIS  OFFERING  CIRCULAR BUT  ALL  SUCH  SUMMARIES  ARE  QUALIFIED  IN  THEIR  ENTIRETY  BY  REFERENCES  TO  THE  ACTUAL  DOCUMENTS.  COPIES  OF  DOCUMENTS  REFERRED  TO  IN  THIS  OFFERING  CIRCULAR BUT  NOT  INCLUDED  AS  AN  EXHIBIT WILL  BE  MADE  AVAILABLE  TO  QUALIFIED  PROSPECTIVE  INVESTORS  UPON  REQUEST.  RULE  251(D)(3)(I)(F)PERMITS  REGULATION  A  OFFERINGS  TO  CONDUCT  ONGOING  CONTINUOUS  OFFERINGS  OF  SECURITIES  FOR  MORE  THAN  THIRTY  (30)DAYS  AFTER  THE  QUALIFICATION  DATE  IF:  (1)THE  OFFERING  WILL  COMMENCE  WITHIN  TWO  (2)DAYS  AFTER  THE  QUALIFICATION  DATE;  (2)THE  OFFERING  WILL  BE  MADE  ON  AN  CONTINUOUS  AND  ONGOING  BASIS  FOR  A  PERIOD  THAT  MAY  BE  IN  EXCESS  OF  THIRTY  (30)DAYS  OF  THE  INITIAL  QUALIFICATION  DATE;  (3)THE  OFFERING  WILL  BE  IN  AN  AMOUNT  THAT AT  THE  TIME  THE  OFFERING  CIRCULAR  IS  QUALIFIED IS  REASONABLY  EXPECTED  TO  BE  OFFERED  AND  SOLD  WITHIN  TWO  (2)YEARS  FROM  THE  INITIAL  QUALIFICATION  DATE  AND  FILED  BY  THE  COMPANY  PURSUANT  TO  RULE  251(D)(3)(I)(F)WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  COVERING  THE  REMAINING  SECURITIES  OFFERED  UNDER  THE  PREVIOUS  OFFERING;  THEN  THE  SECURITIES  MAY  CONTINUE  TO  BE  OFFERED  AND  SOLD  UNTIL  THE  EARLIER  OF  THE  QUALIFICATION  DATE  OF  THE  NEW  OFFERING  CIRCULAR  OR  ONE  HUNDRED  EIGHTY
(180)CALENDAR  DAYS  AFTER  THE  THIRD  ANNIVERSARY  OF  THE  INITIAL  QUALIFICATION  DATE  OF  THE  PRIOR  OFFERING  CIRCULAR.
THE  COMPANY  MAY  CHOOSE  IN  THE  FUTURE  TO  OFFER  THE  CONVERTIBLE  PREFERRED  STOCK  SHARES  DESCRIBED  HEREIN  ON  A  CONTINUOUS  AND  ONGOING  BASIS  PURSUANT  TO  RULE  251(D)(3)(I)(F).  PURSUANT  TO  RULE  251(D)(3)(I)(F) THE  COMPANY  INTENDS  TO  COMMENCE  THE  OFFERING  IMMEDIATELY  AFTER  THE  INITIAL  QUALIFICATION  DATE.
The  use  of  projections  or  forecasts  in  this  Offering  is  prohibited.  No  one  is  permitted  to  make  any  oral  or  written  predictions  about  the  cash  benefits  or  tax  consequences  you  will  receive  from  your  investment  in  our  Convertible  Preferred  Stock  Shares.

IMPORTANT  INFORMATION  ABOUT  THIS  OFFERING  CIRCULAR

Please  carefully  read  the  information  in  this  Offering  Circular  and  any  supplements  to  this  Offering  Circular which  we  refer  to  collectively  as  the  Offering  Circular.  You  should  rely  only  on  the  information  contained  in  this  Offering  Circular.  We  have  not  authorized  anyone  to  provide  you  with  different  information.  This  Offering  Circular  may  only  be  used  where  it  is  legal  to  sell  these  securities.  You  should  not  assume  that  the  information  contained  in  this  Offering  Circular  is  accurate  as  of  any  date  later  than  the  date  hereof  or  such  other  dates  as  are  stated  herein  or  as  of  the  respective  dates  of  any  documents  or  other  information  incorporated  herein  by  reference.
This  Offering  Circular  is  part  of  an  offering  statement  that  we  filed  with  the  SEC using  a  continuous  offering  process.  Periodically as  we  make  material  investments  or  have  other  material  developments we  will  provide  an  Offering  Circular  supplement  that  may  add update  or  change  information  contained  in  this  Offering  Circular.  Any  statement  that  we  make  in  this  Offering  Circular  will  be  modified  or  superseded  by  any  inconsistent  statement  made  by  us  in  a  subsequent  Offering  Circular  supplement.  The  offering  statement  we  filed  with  the  SEC  includes  exhibits  that  provide  more  detailed  descriptions  of  the  matters  discussed  in  this  Offering  Circular.  You  should  read  this  Offering  Circular  and  the  related  exhibits  filed  with  the  SEC  and  any  Offering  Circular  supplement together  with  additional  information  contained  in  the  Companys  annual  reports semi-annual  reports  and  other  reports  and  information  statements  that  the  Company  will  file  periodically  with  the  SEC.  The  offering  statement  and  all  supplements  and  reports  that  we  have  filed  or  will  file  in  the  future  can  be  read  at  the  SEC  website www.sec.gov or  on  our  website www.HMBSINC.com.  The  contents  of  our  website  (other  than  this  Offering  Circular  and  the  appendices  and  exhibits  thereto)are  not  incorporated  by  reference  in  or  otherwise  a  part  of  this  Offering  Circular.  The  Companys  Management  and  those  selling  the  Companys  Convertible  Preferred  Stock  Shares  on  the  Companys  behalf  in  this  Offering  will  be  permitted  to  make  a  determination  that  the  purchasers  of  the  Companys  Convertible  Preferred  Stock  Shares  in  this  Offering  are  to  Qualified  Purchasers in  reliance  on  the  information  and  representations  provided  by  the  purchaser  regarding  the  purchasers  financial  situation.  Before  making  any  representation  that  your  investment  does  not  exceed  applicable  thresholds we  encourage  you  to  review  Rule  251(d)(2)(i)(C)of  Regulation  A.  For  general  information  on  investing we  encourage  you  to  refer  to  www.investor.gov.

OFFERING  SUMMARY  CONVERSION  DETAILS:

The  Offering  Period  will  commence  upon  this  Offering  Circular  being  Qualified  by  the  SEC.  The  proposed  Offering  of  the  Companys  Convertible  Preferred  Stock  Shares  is  scheduled  to  begin  immediately  upon  qualification  of  this  Offering  Circular  by  the  United  States  Securities  and  Exchange  Commission.  A  Maximum  of  seven  hundred  fifty  thousand  (750 000)Convertible  Preferred  Stock  Shares  are  being  offered  to  Qualified  Purchasers.
PREFERRED  DIVIDEND  DISTRIBUTION  POLICY:
Dividends  on  the  Convertible  Preferred  Stock  Shares  will  be  payable  on  a  cumulative  basis and  in  cash  when  declared  by  the  Companys  Board  of  Directors  or  an  authorized  committee  of  the  Companys  Board  of  Directors at  an  annual  rate  of  7.00%  on  the  stated  value  of  One  Hundred  Dollars  ($100.00  USD).

DETAILS  OF  CONVERSION  OF  THE  COMPANYS  CONVERTIBLE  PREFERRED  STOCK  SHARES:

Year  2
(Shareholder  Conversion  Option):
At  any  time  during  the  second  (2rd)year  of  the  investment the  Shareholder  may  choose  on  the  First  Business  Day  of  Each  Month  to  convert  each  Share  of  the  Companys  7%  Convertible  Preferred  Stock  for  the  Companys  Common  Stock  at  the  market  price  of  the  Companys  Common  Stock  at  the  time  of  conversion  closing.  The  closing  price  will  be  the  weighted  average  price  of  the  Companys  Common  Stock  Price  over  the  previous  sixty  (60)days.  Fractional  interests  will  be  paid  to  the  Shareholder  by  the  Company  in  cash.

The  Shareholder  can  sell  the  7%  Convertible  Preferred  Stock  Shares  back  to  the  Company  at  any  time  after  two  (2)years  for  the  full  face  value  of  the  Convertible  Preferred  Stock  Share(s)plus  any  unpaid  accrued  dividends though  the  Company  has  no  obligation  to  purchase  the  Convertible  Preferred  Stock  Shares.

Dividends  on  the  Companys  7%  Convertible  Preferred  Stock  Shares  will  be  payable  on  a  cumulative  basis when  and  if  declared  by  the  Companys  Board  of  Directors or  an  authorized  committee  of  the  Companys  Board  of  Directors at  an  annual  rate  of  7.00%  of  the  stated  face  value  of  One  Hundred  Dollars  ($100.00  USD).

Should  the  Company  not  be  listed  on  any  Regulated  Stock  Exchange  or  OTC  Market (Over  the  Counter  inter  dealer  quotation  system  ) the  Convertible  Preferred  Stock  Shares  shall  convert  to  the  Companys  Common  Stock  Shares  at  the  per  share  value of  the  Companys  Common  Stock  as  determined  by  an  Independent  third-party  valuation  firm  that  is  chosen  by  the  Companys  Board  of  Directors  and  approved  by  the  majority  vote  of  our  Shareholders  at  the  annual  meeting.

Year  3
(Shareholder  Conversion  Option):
At  any  time  during  the  third  (3rd)year  of  the  investment the  Shareholder  may  choose  on  the  First  Business  Day  of  Each  Month  to  convert  each  Share  of  the  Companys  7%  Convertible  Preferred  Stock  for  the  Companys  Common  Stock  at  the  market  price  minus  five  percent  (5%)of  the  Companys  Common  Stock  at  the  time  of  conversion  closing.  The  closing  price  will  be  the  weighted  average  price  of  the  Companys  Common  Stock  Price  over  the  previous  sixty  (60)days.  Fractional  interests  will  be  paid  to  the  Shareholder  by  the  Company  in  cash.

The  Shareholder  can  sell  the  7%  Convertible  Preferred  Stock  Shares  back  to  the  Company  at  any  time  after  two  (2)years  for  the  full  face  value  of  the  Convertible  Preferred  Stock  Share(s)plus  any  unpaid  accrued  dividends though  the  Company  has  no  obligation  to  purchase  the  Convertible  Preferred  Stock  Shares.

Dividends  on  the  Companys  7%  Convertible  Preferred  Stock  Shares  will  be  payable  on  a  cumulative  basis when  and  if  declared  by  the  Companys  Board  of  Directors or  an  authorized  committee  of  the  Companys  Board  of  Directors at  an  annual  rate  of  7.00%  of  the  stated  face  value  of  One  Hundred  Dollars  ($100.00  USD).

Should  the  Company  not  be  listed  on  any  Regulated  Stock  Exchange  or  OTC  Market (Over  the  Counter  inter  dealer  quotation  system  ) the  Convertible  Preferred  Stock  Shares  shall  convert  to  the  Companys  Common  Stock  Shares  at  the  per  share  value of  the  Companys  Common  Stock  as  determined  by  an  Independent  third  party  valuation  firm  that  is  chosen  by  the  Companys  Board  of  Directors  and  approved  by  the  majority  vote  of  our  Shareholders  at  the  annual  meeting.

Year  4
(Shareholder  Conversion  Option):
At  any  time  during  the  fourth  (4th)year  of  the  investment the  Shareholder  may  choose  on  the  First  Business  Day  of  Each  Month  to  convert  each  Share  of  the  Companys  7%  Convertible  Preferred  Stock  for  the  Companys  Common  Stock  at  the  market  price  minus  ten  percent  (10%)of  the  Companys  Common  Stock  at  the  time  of  conversion  closing.  The  closing  price  will  be  the  weighted  average  price  of  the  Companys  Common  Stock  Price  over  the  previous  sixty  (60)days.  Fractional  interests  will  be  paid  to  the  Shareholder  by  the  Company  in  cash.

The  Shareholder  can  sell  the  7%  Convertible  Preferred  Stock  Shares  back  to  the  Company  at  any  time  after  two  (2)years  for  the  full  face  value  of  the  Convertible  Preferred  Stock  Share(s)plus  any  unpaid  accrued  dividends though  the  Company  has  no  obligation  to  purchase  the  Convertible  Preferred  Stock  Shares.

Dividends  on  the  Companys  7%  Convertible  Preferred  Stock  Shares  will  be  payable  on  a  cumulative  basis when  and  if  declared  by  the  Companys  Board  of  Directors or  an  authorized  committee  of  the  Companys  Board  of  Directors at  an  annual  rate  of  7.00%  of  the  stated  face  value  of  One  Hundred  Dollars  ($100.00  USD).

Should  the  Company  not  be  listed  on  any  Regulated  Stock  Exchange  or  OTC  Market (Over  the  Counter  inter  dealer  quotation  system  ) the  Convertible  Preferred  Stock  Shares  shall  convert  to  the  Companys  Common  Stock  Shares  at  the  per  share  value of  the  Companys  Common  Stock  as  determined  by  an  Independent  third  party  valuation  firm  that  is  chosen  by  the  Companys  Board  of  Directors  and  approved  by  the  majority  vote  of  our  Shareholders  at  the  annual  meeting.

Year  5
(Shareholder  Conversion  Option  Mandatory  Conversion  Option):
Optional  Shareholder  Conversion  Options:  At  any  time  during  the  fifth  (5th)year  of  the  investment the  Shareholder  may  choose  on  the  First  Business  Day  of  Each  Month  to  convert  each  Share  of  the  Companys  7%  Convertible  Preferred  Stock  for  the  Companys  Common  Stock  at  the  market  price  minus  fifteen  percent  (15%)of  the  Companys  Common  Stock  at  the  time  of  conversion  closing.  The  closing  price  will  be  the  weighted  average  price  of  the  Companys  Common  Stock  Price  over  the  previous  sixty  (60)days.  Fractional  interests  will  be  paid  to  the  Shareholder  by  the  Company  in  cash.
The  Shareholder  can  sell  the  7%  Convertible  Preferred  Stock  Shares  back  to  the  Company  at  any  time  after  two  (2)years  for  the  full  face  value  of  the  Convertible  Preferred  Stock  Share(s)plus  any  unpaid  accrued  dividends though  the  Company  has  no  obligation  to  purchase  the  Convertible  Preferred  Stock  Shares.  Dividends  on  the  Companys  7%  Convertible  Preferred  Stock  Shares  will  be  payable  on  a  cumulative  basis when  and  if  declared  by  the  Companys  Board  of  Directors or  an  authorized  committee  of  the  Companys  Board  of  Directors at  an  annual  rate  of  7.00%  of  the  stated  face  value  of  One  Hundred  Dollars  ($100.00  USD).  Should  the  Company  not  be  listed  on  any  Regulated  Stock  Exchange  or  OTC  Market (Over  the  Counter  inter-dealer  quotation  system  ) the  Convertible  Preferred  Stock  Shares  shall  convert  to  the  Companys  Common  Stock  Shares  at  the  per  share  value of  the  Companys  Common  Stock  as  determined  by  an  Independent  third  party  valuation  firm  that  is  chosen  by  the  Companys  Board  of  Directors  and  approved  by  the  majority  vote  of  our  Shareholders  at  the  annual  meeting.
Mandatory  Shareholder  Conversion:  On  the  last  business  day  of  the  fifth  (5th)year  of  the  investment the  Shareholder  MUST  convert  each  Convertible  Preferred  Stock  Share  of  the  Company  for  Common  Stock  of  the  Company  at  market  price  minus  fifteen  percent  (15%)at  the  time  of  conversion  closing.  The  closing  price  will  be  the  weighted  average  price  of  the  Companys  Common  Stock  Price  over  the  previous  60  days.  Fractional  interests  will  be  paid  to  the  shareholder  by  the  Company  in  cash.  The  Company  has  the  right  to  convert  the  7%  Convertible  Preferred  Stock  Shares  to  Common  Stock  Shares  of  the  Company  should  the  Company  be  acquired  or  merged  with  another  company  (where  the  Company  has  less  than  50%  controlling  interest).  The  Company  has  the  Right  to  Call  In all  7%  Convertible  Preferred  Stock  Shares  at  the  value  of  the  Companys  Common  Stock  Shares less  the  appropriate  percentage  discount  in  the  Year  that  the  acquisitions  or  merger  occurs.

TABLE  OF  CONTENTS:

ITEM  2:  STATE  LAW  EXEMPTION  AND  PURCHASE  RESTRICTIONS:

The  Companys  Convertible  Preferred  Stock  Shares  will  be  offered  and  sold  to  Qualified  Purchasers (as  defined  in  Regulation  A).  As  a  Tier  2  Offering  pursuant  to  Regulation  A this  Offering  will  be  exempt  from  State  Law  Blue  Sky review subject  to  meeting  certain  state  filing  requirements  and  complying  with  certain  anti  fraud  provisions to  the  extent  that  the  Companys  Convertible  Preferred  Stock  Shares  offered  hereby  are  offered  and  sold  only  to  Qualified  Purchasers or  at  a  time  when  the  Companys  Convertible  Preferred  Stock  Shares  are  listed  on  a  National  Securities  Exchange.
Qualified  Purchasers  include:
Accredited  Investors  as  defined  under  Rule  501(a)of  Regulation  D;  and
All  other  investors  so  long  as  their  investment  in  the  Companys  Convertible  Preferred  Stock  Shares  does  not  represent  more  than  ten  percent  (10%)of  the  greater  of  their  annual  income  or  net  worth  (for  natural  persons) or  10%  of  the  greater  of  annual  revenue  or  net  assets  at  fiscal  year-end  (for  non  natural  persons).

However the  Companys  Convertible  Preferred  Stock  Shares  will  be  offered  and  sold  only  to  those  investors  that  are  within  the  latter  category  (i.e. investors  whose  investment  in  the  Companys  Convertible  Preferred  Stock  Shares  does  not  represent  more  than  ten  percent  (10%)of  the  applicable  amount) regardless  of  an  investors  status  as  an  accredited  investor .  Accordingly the  Company  and  its  management reserves  the  right  to  reject  any  investors  subscription  in  whole  or  in  part  for  any  reason including  if  the  Company  Management in  their  sole  and  absolute  and  absolute  discretion  that  such  investor  is  not  a  Qualified  Purchaser for  purposes  of  Regulation  A.
To  determine  whether  a  potential  investor  is  an  Accredited  Investor for  purpose  of  satisfying  one  of  the  tests  in  the  Qualified  Purchaser definition the  investor  must  be  a  natural  person  who  has:
An  individual  net  worth or  joint  net  worth  with  the  persons  spouse that  exceeds  $1000 000.  USD  at  the  time  of  the  purchase excluding  the  value  of  the  primary  residence  of  such  person;  or
Earned  income  exceeding  $200 000  USD  in  each  of  the  two  most  recent  years or  joint  income  with  a  spouse  exceeding
$300 000  USD  for  those  years  and  a  reasonable  expectation  of  the  same  income  level  in  the  current  year.
If  not  a  natural  person one  of  the  following:
An  employee  benefit  plan  within  the  meaning  of  Title  I  of  the  Employee  Retirement  Income  Security  Act  of  1974 (ERISA  )(a)if  the  investment  decision  is  made  by  a  plan  fiduciary as  defined  in  section  3(21)thereof which  is  (i)a  bank;  (ii)a  savings  and  loan  association (iii)an  insurance  company  or  (iv)a  registered  investment  advisor or  (b)if  the  employee  benefit  plan  has  total  assets  in  excess  of  $5  Million  USD or  (c)if  the  employee  benefit  plan  is  a  self  directed  plan with  investment  decisions  made  solely  by  persons  that  are  accredited  investors;
A  trust with  total  assets  in  excess  of  $5  Million  USD not  formed  for  the  specific  purpose  of  acquiring  the  securities  of  the  company  being  offered whose  purchase  is  directed  by  a  sophisticated  person  as  described  in  Rule  506(b)(2)
(ii)of  Regulation  D  of  the  Securities  Act;
A  bank  as  defined  in  section  3(a)(2)of  the  Securities  Act whether  acting  in  its  individual  or  fiduciary  capacity a  savings  and  loan  association  or  other  institution  as  defined  in  section  3(a)(5)(A)of  the  Securities  Act whether  acting  in  its  individual  or  fiduciary  capacity;
A  broker  or  dealer  registered  pursuant  to  section  15  of  the  Securities  Exchange  Act  of  1934;
An  insurance  company  as  defined  in  section  2(a)(13)of  the  Securities  Act;
An  investment  company  registered  under  the  Investment  Company  Act  of  1940  (the  Investment  Company  Act  )or  registered  pursuant  to  the  laws  of  a  state;  any  investment  adviser  relying  on  the  exemption  from  registering  with  the  SEC  under  section  203(l)or  (m)of  the  Investment  Advisers  Act  of  1940  (the  Advisers  Act  );
A  business  development  company  as  defined  in  section  2(a)(48)of  the  Investment  Company  Act;
A  Small  Business  Investment  Company  licensed  by  the  U.S.  Small  Business  Administration  under  section  301(c)or
(d)of  the  Small  Business  Investment  Act  of  1958;
Any  rural  Business  Investment  Company  as  defined  in  section  384A  of  the  Consolidated  Farm  and  Rural  Development  Act;
A  private  business  development  company  as  defined  in  section  202(a)(22)of  the  Advisers  Act;
A  corporation a  Massachusetts  or  similar  business  trust partnership limited  liability  company  or  an  organization  described  in  section  501(c)(3)of  the  Internal  Revenue  Code  of  1986 as  amended  (the  Code  ) not  formed  for  the  specific  purpose  of  acquiring  the  securities  of  the  issuer  being  offering with  total  assets  in  excess  of  $5  Million  USD;
A  plan  established  or  maintained  by  a  state  or  its  political  subdivisions  or  any  agency  or  instrumentality  of  a  state  or  its  political  subdivisions for  the  benefit  of  its  employees if  such  plan  has  total  asses  in  excess  of  $5  Million  USD;

Any  entity  not  formed  for  the  specific  purposes  of  acquiring  the  securities  offered owning  investments  in  excess  of
$5  Million  USD;
Any  natural  person  holding  in  good  standing  one  or  more  professional  certifications  or  designations  or  credentials  from  an  accredited  educational  institution  that  the  SEC  has  designated  as  qualifying  an  individual  for  accredited  investor  status;
Any  natural  person  who  is  a  knowledgeable  employee as  defined  in  rule  3c.5(a)(4)under  the  Investment  Company  Act of  the  issuer  of  the  securities  being  offered  or  sold  where  the  issuer  would  be  an  investment  company as  defined  in  section  3  of  such  act but  for  the  exclusion  provided  by  either  section  3(c)(1)or  section  3(c)(7)of  such  act;
Any  family  office as  defined  in  rule  202(a)(11)(G)1  under  the  Advisers  Act  (i)with  assets  under  management  of
$5  Million  USD (ii)not  formed  for  the  specific  purpose  of  acquiring  the  securities  offered and  (iii)whose  prospective  investment  is  directed  by  a  person  who  has  such  knowledge  and  experience  in  financial  and  business  matters  that  such  family  office  is  capable  of  evaluating  the  merits  and  risks  of  the  prospective  investment;
Any  family  client as  defined  in  rule  202(a)(11)(G)1  under  the  Advisers  Act of  a  family  office  that  qualifies  as  an  accredited  investor  pursuant  to  subsection  (xvi)above whose  prospective  investment  in  the  issuer  is  directed  by  such  family  office;
Any  director  or  executive  officer  of  the  company;  or
An  entity  in  which  all  the  equity  owners  are  accredited  investors.

For  purposes  of  determining  whether  a  potential  investor  is  a  Qualified  Purchaser annual  income  and  net  worth  should  be  calculated  as  provided  in  the  Accredited  Investor definition  under  Rule  501  of  Regulation  D.  In  particular net  worth  in  all  cases  should  be  calculated  excluding  the  value  of  an  investors  home home  furnishings  and  automobiles.

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ITEM  3:  STATEMENTS  REGARDING  FORWARD  LOOKING  INFORMATION:

There  are  a  number  of  statements  in  this  Offering  Circular  which  addresses  activities events  or  developments  which  the  Companys  Management  expects  or  anticipates  will  or  may  occur  in  the  future.  These  statements  are  based  on  certain  assumptions  and  analyses  the  Companys  Management  made  in  light  of  its  perception  of  historical  trends current  business  and  economic  conditions and  expected  future  developments as  well  as  other  factors  the  Companys  Management  believes  are  reasonable  or  appropriate.  There  can  be  no  assurance  that  the  actual  results  or  developments  the  Companys  Management  anticipates  will  be  realized  or even  if  substantially  realized that  they  will  have  the  expected  consequences  to or  effects  on  the  Companys  business  or  operations.  ANY  ESTIMATES  OF  LIKELY  CASH  FLOW  ARE  JUST  THAT  ESTIMATES.  CASH  FLOW IF  ACHIEVED MAY  BE  ERRATIC.  Potential  investors  can  identify  forward  looking  statements  by  the  use  of  words  such  as  may should will could estimates predicts potential continue anticipates believes plans expects future and  similar  expressions  that  are  intended  to  identify  forward  looking  statements.  These  statements  are  not  guarantees  of  future  performance  and  are  subject  to  the  risks  and  uncertainties  and  other  factors some  of  which  are  beyond  the  Companys  control  and  are  difficult  to  predict  and  could  cause  actual  results  to  differ  materially  from  those  expressed  or  forecasted  in  the  forward-looking  statements.  In  evaluating  these  forward  looking  statements  each  investor  should  carefully  consider  the  risks  and  uncertainties  described  in  this  Offering  Circular.
Factors many  of  which  are  beyond  the  Companys  control which  could  have  a  material  adverse  effect  on  the  Companys  operations  and  future  prospects  including but  are  not  limited  to:
Any  of  the  risk  factors  identified  above;
The  Companys  ability  to  effectively  deploy  the  proceeds  raised  in  this  Offering;
The  Companys  ability  to  attract  investors  to  purchase  shares  of  its  Convertible  Preferred  Stock;
Changes  in  economic  conditions  in  the  United  States;
Expected  rates  of  return  provided  to  investors;
The  ability  of  the  Companys  Management  Officers  to  manage  the  Companys  Operations;
The  quality  and  performance  of  the  receivables;
Legislative  andor  Regulatory  changes  impacting  the  Companys  business  andor  the  Companys  assets  (including  SEC  guidance  related  to  Regulation  A  or  the  JOBS  Act);
The  Companys  compliance  with  applicable  Local State  andor  Federal  Laws.

Any  of  the  assumptions  underlying  forward-looking  statements  could  be  inaccurate.  You  are  cautioned  not  to  place  undue  reliance  on  any  forward-looking  statements  included  in  this  Offering  Circular.  All  forward-looking  statements  are  made  as  of  the  date  of  this  Offering  Circular  and  the  risk  that  actual  results  will  differ  materially  from  the  expectations  expressed  in  this  Offering  Circular  will  increase  with  the  passage  of  time.  Except  as  otherwise  required  by  the  Federal  Securities  Laws the  Company  undertakes  no  obligation  to  publicly  update  or  revise  any  forward  looking  statements  after  the  date  of  this  Offering  Circular whether  as  a  result  of  new  information future  events changed  circumstances  or  any  other  reason.  In  light  of  the  significant  uncertainties  inherent  in  the  forward  looking  statements  included  in  this  Offering  Circular including without  limitations the  risks  described  under  Risk  Factors the  inclusion  of  such  forward-looking  statements  should  not  be  regarded  as  a  representation  by  the  Company the  Companys  Management or  any  other  person  that  the  objectives  and  plans  set  forth  in  this  Offering  Circular  will  be  achieved.

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ITEM  4:  DISTRIBUTION  SPREAD:

Number  of  Convertible  Preferred  Stock  Shares  Offered

Offering  Price
($USD)

Selling  Commissions  ($USD)

Proceeds  to  the  Company  ($USD)

The  price  per  Convertible  Preferred  Stock  Share  shown  above  was  determined  by  the  Management  of  the  Company.
The  Convertible  Preferred  Stock  Shares  will  be  offered  and  sold  directly  by  the  Company  and  its  Management  Officers.  No  commissions  for  selling  Convertible  Preferred  Stock  Shares  will  be  paid  to  the  Company  or  its  Management  Officers.  The  Convertible  Preferred  Stock  Shares  will  also  be  sold  by a  SEC  registered  broker  dealer  and  a  member  of  Financial  Industry  Regulatory  Authority (FINRA  ) pursuant  to  an  engagement  agreement  dated (Broker  Dealer  Agreement  )by  and  between  the  Company  and.  Under  the  Broker  Dealer  Agreement the  Company  agreed  to  pay  the  following:  (i)an  engagement  fee  of  $ (ii)a  commission  of  five  percent  (5%)of  the  capital  raised  up  to  $75 000 000  USD;  and  (iii)stock  warrants  to  purchase  an  amount  of  Common  Stock  of  the  Company  equal  to  the  amount  of  commission  paid  to  in  connection  with  the  capital  raise.
The  Company  will  be  reimbursed  for  organization offering accounting  and  legal  costs  in  connection  with  this  offering which  are  expected  to  be  approximately  ten  percent  (10.00%)of  the  total  capital  raised.

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ITEM  5.  RISK  FACTORS:

THE  PURCHASE  OF  THE  COMPANYS  CONVERTIBLE  PREFERRED  STOCK  SHARES  IS  SPECULATIVE  AND  INVOLVES  SUBSTANTIAL  RISK.  IT  IS  IMPOSSIBLE  TO  PREDICT  ACCURATELY  THE  RESULTS  TO  AN  INVESTOR  OF  AN  INVESTMENT  IN  THE  COMPANYS  CONVERTIBLE  PREFERRED  STOCK  SHARES  BECAUSE  OF  THE  GENERAL  UNCERTAINTIES  THE  COMPANY  IS  LIKELY  TO  FACE.  THIS  OFFERING  CIRCULAR  CONTAINS  FORWARD  LOOKING  STATEMENTS  THAT  INVOLVE  RISKS  AND  UNCERTAINTIES.  THESE  STATEMENTS  ARE  ONLY  PREDICTIONS  AND  ARE  NOT  GUARANTEES.  ACTUAL  EVENTS  AND  RESULTS  OF  OPERATIONS  COULD  DIFFER  MATERIALLY  FROM  THOSE  EXPRESSED  OR  IMPLIED  IN  THE  FORWARD-LOOKING  STATEMENTS.  FORWARD  LOOKING  STATEMENTS  ARE  TYPICALLY  IDENTIFIED  BY  THE  USE  OF  TERMS  SUCH  AS  MAY WILL SHOULD EXPECT COULD INTEND ANTICIPATE PLAN ESTIMATE BELIEVE POTENTIAL OR  THE  NEGATIVE  OF  SUCH  TERMS  OR  OTHER  COMPARABLE  TERMINOLOGY.  THE  FORWARD-LOOKING  STATEMENTS  INCLUDE  HEREIN  ARE  BASED  UPON  THE  COMPANYS  CURRENT  EXPECTATIONS PLANS ESTIMATES ASSUMPTIONS  AND  BELIEFS  THAT  INVOLVE  NUMEROUS  RISKS  AND  UNCERTAINTIES.  ALTHOUGH  THE  COMPANY  BELIEVES  THAT  THE  EXPECTATIONS  REFLECTED  IN  SUCH  FORWARD  LOOKING  STATEMENTS  ARE  BASED  ON  REASONABLE  ASSUMPTIONS THE  COMPANYS  ACTUAL  RESULTS  MAY  DIFFER  SIGNIFICANTLY  FROM  THE  RESULTS  DISCUSSED  IN  THE  FORWARD-LOOKING  STATEMENTS.  FACTORS  THAT  MIGHT  CAUSE  SUCH  DIFFERENCES  INCLUDE BUT  ARE  NOT  LIMITED  TO THE  RISK  FACTORS  DISCUSSED  BELOW.  ANY  ASSUMPTIONS  UNDERLYING  FORWARD-LOOKING  STATEMENTS  COULD  BE  INACCURATE.  PURCHASERS  OF  THE  CONVERTIBLE  PREFERRED  STOCK  SHARES  ARE  CAUTIONED  NOT  TO  PLACE  UNDUE  RELIANCE  ON  ANY  FORWARD  LOOKING  STATEMENTS  CONTAINED  HEREIN.  YOU  SHOULD  CONSIDER  CAREFULLY  THE  FOLLOWING  RISKS AND  SHOULD  CONSULT  WITH  YOUR  OWN  LEGAL TAX  AND  FINANCIAL  ADVISORS  WITH  RESPECT  THERETO.  YOU  ARE  URGED  TO  READ  THIS  ENTIRE  OFFERING  CIRCULAR  AND  ANY  OFFERING  CIRCULAR  SUPPLEMENTS  BEFORE  INVESTING  IN  THE  COMPANYS  CONVERTIBLE  PREFERRED  STOCK  SHARES.

The  Ongoing  COVID  19  Pandemic  May  Have  a  Material  Adverse  Effect  on  the  Companys  Business Results  of  Operations  and  Financial  Condition
In  March  of  2020 the  World  Health  Organization  classified  the  COVID  19  outbreak  as  a  pandemic.  The  Company  is  unable  to  accurately  predict  the  full  impact  that  the  pandemic  will  have  on  the  Companys  results  from  operations financial  condition liquidity  and  cash  flows  due  to  numerous  factors  that  are  not  within  the  Companys  control including  the  duration  and  severity  of  the  outbreak public  health  measures such  as  business  closures  and  stay  at  home  orders and  other  actions  taken  by  governments  and  business  in  response  to  the  pandemic the  availability  of  government  or  local  funding  programs general  economic  disruption  and  uncertainty  in  key  markets  and  financial  market  volatility and  the  impact  of  the  COVID-19  pandemic  on  general  macroeconomic  conditions  and  the  pace  of  recovery  when  the  pandemic  subsides.
The  events  and  consequences  of  the  ongoing  COVID  19  Pandemic  may  cause  the  Company  not  to  be  able  to  accurately  predict recognize  or  control have  a  material  adverse  effect  on  its  business growth reputation prospects financial  condition operating  results cash  flows and  liquidity.

Emerging  Growth  Company  Status
The  Company  is  an  Emerging  Growth  Company as  defined  in  the  Jumpstart  our  Business  Startups  Act (JOBS  Act  ).  For  as  long  as  the  Company  is  an  Emerging  Growth  Company the  Company  may  take  advantage  of  the  specified  exemptions  from  reporting  and  other  regulatory  requirements  that  are  otherwise  applicable  generally  to  other  public  companies.  These  exemptions  include:
An  exemption  from  providing  an  auditors  attestation  report  on  managements  assessment  of  the  effectiveness  of  the  Companys  systems  of  internal  control  over  financial  reporting  pursuant  to  Section  404(b)of  the  Sarbanes  Oxley  Act  of  2002;
An  exemption  from  compliance  with  any  new  requirements  adopted  by  the  Public  Accounting  Oversight  Board (PCAOB  ) requiring  mandatory  audit  firm  rotation  or  a  supplement  to  the  auditors  report  in  which  the  auditor  would  be  required  to  provide  additional  information  about  the  audit  and  the  financial  statements  of  the  Company;
An  exemption  from  compliance  with  any  other  new  auditing  standards  adopted  by  the  PCAOB  after  April  5th 2012 unless  the  United  States  Securities  Exchange  Commission (SEC  )determines  otherwise;  and
Reduced  disclosure  of  executive  compensation.

In  addition Section  107  of  the  JOBS  Act  provides  that  an  Emerging  Growth  Company  can  use  the  extended  transition  period  provided  in  Section  7(a)(2)(B)of  the  Securities  Act  for  complying  with  new  or  revised  accounting  standards.  This  permits  an  Emerging  Growth

Company  to  delay  the  adoption  of  certain  accounting  standards  until  those  standards  would  otherwise  apply  to  private  companies.  However the  Company  has  chosen  to  opt  out of  such  extended  transition  period  and as  a  result the  Company  will  comply  with  new  or  revised  accounting  standards  on  the  relevant  dates  on  which  adoption  of  such  standards  is  required  for  Non  Emerging  Growth  Companies.  The  Companys  decision  to  opt  out  of  the  extended  transition  period  for  complying  with  new  or  revised  accounting  standards  is  irrevocable.
The  Company  will  cease  to  be  an  Emerging  Growth  Company upon  the  earliest  of  (i)when  the  Company  has  $1.0  Billion  USD  or  more  in  annual  revenues (ii)when  the  Company  has  at  least  $700  Million  USD  in  market  value  of  the  Companys  Common  Shares  held  by  non-  affiliates (iii)when  the  Company  issues  more  than  $1.0  Billion  USD  of  non-convertible  debt  over  a  three-year  period or  (iv)the  last  day  of  the  fiscal  year  following  the  fifth  anniversary  of  the  Companys  Initial  Public  Offering.

Development  Stage  Business
The  Company  was  formed  as  a  Florida  Stock  Corporation  in  JUNE  of  2021  (SOS  P21000052400  In  Good  Standing).  Accordingly the  Company  has  only  a  limited  history  upon  which  an  evaluation  of  its  prospects  and  future  performance  can  be  made.  The  Companys  proposed  operations  are  subject  to  all  business  risks  associated  with  new  enterprises.  The  likelihood  of  the  Companys  success  must  be  considered  in  light  of  the  problems expenses difficulties complications and  delays  frequently  encountered  in  connection  with  the  expansion  of  a  business operation  in  a  competitive  industry and  the  continued  development  of  advertising promotions  and  a  corresponding  customer  base.  There  can  be  no  assurances  that  the  Company  will  operate  profitably.

Future  Growth  or  Operating  Results  May  Require  the  Company  to  Raise  Additional  Capital but  that  Capital  May  Not  be  Available or  it  May  be  Dilutive
The  Company  may  be  required  by  regulatory  authorities  to  maintain  adequate  levels  of  capital  to  support  its  stated  operations.  To  the  extent  that  future  operating  results  erode  capital the  Company  may  be  required  to  maintain  capital  in  excess  of  traditional  standards.  Similarly if  the  Company  elects  to  expand  through  growth  or  layered  acquisitions the  Company  may  be  required  to  raise  additional  capital  to  meet  that  accelerated  growth.  Its  ability  to  raise  capital  will  depend  on  conditions  in  the  capital  markets which  are  outside  its  control and  on  its  financial  performance.  Accordingly the  Company  cannot  be  assured  of  its  ability  to  raise  capital  when  needed on  favorable  terms  or  at  all.  An  inability  to  raise  additional  capital  on  acceptable  terms  when  needed  could  have  a  materially  adverse  effect  on  the  Companys  business financial  condition results  of  operations  and  cash  flows.  In  addition in  order  to  raise  additional  capital the  Company  may  need  to  issue  common  shares  or  Perpetual  Preferred  in  a  manner  that  would  dilute  the  book  value  of  the  Class  A  Common  Shares  or  Perpetual  Preferred  and  reduce  shareholders  percentage  ownership  interest  to  the  extent  they  do  not  participate  in  such  future  offerings.

Liquidity  Risk  Could  Impair  the  Companys  ability  to  Fund  Operations  and  Jeopardize  its  Financial  Condition
Liquidity  is  essential  to  the  Companys  business  plan.  An  inability  to  raise  funds  through  borrowing through  generating  positive  business  cash  flow or  through  other  sources  could  have  a  substantial  negative  effect  on  the  Companys  liquidity.  The  Companys  access  to  funding  sources  in  amounts  adequate  to  finance  its  activities or  on  terms  which  are  acceptable  to  it  could  be  impaired  by  factors  that  affect  it  specifically or  the  financial  services  industry  in  general or  the  economy  in  total.  Factors  that  could  detrimentally  impact  the  Companys  access  to  liquidity  sources  include  a  decrease  in  the  level  of  its  business  activity  as  a  result  of  a  downturn  in  the  markets  in  which  the  acquisitions  are  concentrated or  as  a  result  of  adverse  regulatory  action  against  the  Company  or  its  investments.  The  Companys  ability  to  borrow  could  also  be  impaired  by  factors  that  are  not  specific  to  it such  as  a  disruption  in  the  financial  markets or  negative  views  and  expectations  about  the  prospects  for  the  financial  services  industry.

The  Company  May  Not  be  able  to  Achieve  its  Planned  Growth  Rate which  may  Adversely  Impact  the  Companys  Results  of  Operations  and  Financial  Condition
The  Company  may  not  be  able  to  achieve  its  planned  rate  of  growth  or  may  not  even  be  able  to  grow  at  all.  In  addition the  Company  may  not  be  able  to  obtain  the  financing  necessary  to  fund  additional  growth.  Various  factors such  as  economic  conditions the  regulatory  environment  and  competition may  impede  or  prohibit  the  Companys  growth  plans.  Any  inability  to  attract  and  retain  experienced  personnel  may  adversely  affect  the  Companys  internal  growth.  A  significant  decrease  in  the  Companys  planned  rate  of  growth  may  impact  its  results  of  operations  and  financial  condition.

System  Failure  or  Cybersecurity  Breaches  of  the  Companys  Network  Security  could  subject  the  Company  to  Increased  Operating  Costs  as  well  as  Litigation  and  other  Potential  Losses
The  computer  systems  and  network  infrastructure  the  Company  will  use  could  be  vulnerable  to  unforeseen  hardware  and  cybersecurity  issues including  hacking  and  identity  theft.  The  Companys  operations  will  be  dependent  upon  theCompanys  ability  to  protect  the  Companys  computer  equipment  against  damage  from  fire power  loss telecommunications  failure  or  a  similar  catastrophic  event.  Any  damage  or  failure  that  causes  an  interruption  in  the  Companys  operations  could  have  an  adverse  effect  on  the  Companys  financial  condition  and  results  of  operations.  In  addition the  Companys  operations  will  be  dependent  upon  the  Companys  ability  to  protect  the  computer  systems  and  network  infrastructure  utilized  by  the  Company  against  damage  from  physical  break-ins cybersecurity  breaches  and  other  disruptive  problems  caused  by  the  Internet  or  other  users.  Such  computer  break-ins  and  other  disruptions  would  jeopardize  the  security  of  information  stored  in  and  transmitted  through  the  Companys  computer  systems  and  network  infrastructure which  may  result  in  significant  liability  to  the  Company damage  the  Companys  reputation.  In  addition a  security  breach  could  also  subject  the  Company  to  additional  regulatory  scrutiny  and  expose  the  Company  to  civil  litigation  and  possible  financial  liability.

Each  year the  Company  plans  to  add  additional  security  measures  to  the  Companys  computer  systems  and  network-infrastructure  to  mitigate  the  possibility  of  cybersecurity  breaches  including  firewalls  and  penetration  testing.  Further the  Company  will  continually  investigate  cost  effective  measures  to  maintain  network  security.

The  Company  will  have  a  Continuing  Need  for  Technological  Change  The  industries which  the  Company  intends  to  serve  and  to  invest including  the  consumer  credit  industry  and  mobile  banking  technology are  subject  to  rapid  technological  changes  with  frequent  introductions  of  new  technology-driven  products  and  services.  Further for  the  Company  to  better  serve  its  customers by  increasing  efficiency  and  by  reducing  costs it  must  continue  to  invest  in  technology  enhancements  and  to  effectively  use  technology.  The  Companys  success  depends  in  part  upon  its  ability  to  address  the  needs  of  its  customers  by  using  technology  to  provide  products  and  services  that  will  satisfy  customer  demands  for  convenience  as  well  as  create  additional  efficiencies  in  its  operations.  Many  of  the  Companys  competitors  have  substantially  greater  resources  to  invest  in  technological  improvements  than  it  does.  If  the  Company  is  unable  to  keep  pace  with  advancing  technological  changes  affecting  its  industries  and  customers it  will  lose  customers  and  will  be  less  profitable  or  sustain  losses.  In  addition there  can  be  no  assurance  that  the  Company  will  be  able  to  effectively  implement  new  technology  driven  products  and  services  or  be  successful  in  marketing  such  products  and  services  to  its  customers.

The  Company  Operates  in  a  Highly  Regulated  Environment  and  May  be  Adversely  Affected  by  Changes  in  Federal  and  State  Laws  and  Regulations
The  Company  is  subject  to  extensive  regulation supervision  and  examination  by  Federal  and  State  Financial  Institution  Authorities.  Any  change  in  applicable  regulations  or  laws  could  have  a  substantial  impact  on  the  Company  and  the  Companys  operations.  Additional  legislation  and  regulations  that  could  significantly  affect  the  Companys  powers authority  and  operations  may  be  enacted  or  adopted  in  the  future which  could  have  a  material  adverse  effect  on  the  Companys  financial  condition  and  results  of  operations.  Financial  Industry  Regulations  are  primarily  intended  to  protect  consumers  funds and  not  the  holders  of  the  Companys  equity  or  debt  securities.  These  regulations  can  affect  the  Companys  proposed  lending  practices capital  structure investment  practices dividend  policy  and  growth among  other  things.  Congress State  Legislatures  and  Federal  and  State  regulatory  agencies  continually  review  financing  laws regulations  and  policies  for  possible  changes.  Changes  to  Statutes Regulations  or  Regulatory  policies including  changes  in  interpretation  or  implementation  of  Statutes Regulations  or  Policies could  affect  Company  in  substantial  and  unpredictable  ways.  Such  changes  could  subject  the  Company  to  additional  costs limit  the  types  of  financial  services  and  products  the  Company  may  offer  andor  increase  the  ability  of  non-banks  to  offer  competing  financial  services  and  products among  other  things.  Legislation  that  has  or  may  be  passed  at  the  Federal  level  andor  by  any  State  in  response  to  current  conditions  affecting  credit  markets  could  cause  the  Company  to  experience  higher  credit  losses  if  such  legislation  reduces  the  amount  that  the  Companys  borrowers  are  otherwise  contractually  required  to  pay  under  existing  loan  credit  contracts.  Such  events  could  result  in  increased  loan  credit  losses  and  require  a  material  increase  in  the  allowance  for  loan  credit  losses.  Failure  to  comply  with  Laws Regulations  or  Policies  could  also  result  in  enforcement  actions  or  sanctions  by  Regulatory  Agencies Civil  Money  Penalties  andor  repetitional  damage which  could  have  a  material  adverse  effect  on  the  Companys  business financial  condition  and  results  of  operations.  While  the  Company  has  policies  and  procedures  designed  to  prevent  any  such  violations there  can  be  no  assurance  that  such  violations  will  not  occur.

The  Company  is  Subject  to  a  Variety  of  Operational  Risk Environmental Legal  and  Compliance  Risks and  the  Risk  of  Fraud  or  Theft  by  Employees  or  Outsiders which  may  Adversely  Affect  the  Companys  Business  and  Results  of  Operations
The  Companys  financial  interests  will  be  exposed  to  many  types  of  operational  risks including  reputational  risk legal  and  compliance  risk the  risk  of  fraud  or  theft  by  employees  or  outsiders and  unauthorized  transactions  by  employees  or  operational  errors including  clerical  or  record  keeping  errors  or  those  resulting  from  faulty  or  disabled  computer  or  telecommunications  systems.  Negative  public  opinion  can  result  from  the  Companys  actual  or  alleged  conduct  in  any  number  of  activities including  lending  practices corporate  governance  and  acquisitions  and  from  actions  taken  by  Government  Regulators  and  community  organizations  in  response  to  those  activities.  Negative  public  opinion  can  adversely  affect  the  Companys  ability  to  attract  and  keep  customers  and  can  expose  the  Company  to  litigation  and  regulatory  action.
If  personal non  public confidential  or  proprietary  information  of  customers  in  the  Companys  possession  were  to  be  misappropriated mishandled  or  misused the  Company  could  suffer  significant  regulatory  consequences reputational  damage  and  financial  loss.  Such  mishandling  or  misuse  could  include for  example erroneously  providing  such  information  to  parties  who  are  not  permitted  to  have  the  information either  by  fault  of  the  Companys  systems employees or  counterparties or  the  interception  or  inappropriate  acquisition  of  such  information  by  third  parties.

Because  the  nature  of  the  financial  services  business  involves  a  high  volume  of  transactions certain  errors  may  be  repeated  or  compounded  before  they  are  discovered  and  successfully  rectified.  The  Companys  necessary  dependence  upon  automated  systems  to  record  and  process  transactions  and  the  Companys  large  transaction  volume  may  further  increase  the  risk  that  technical  flaws  or  employee  tampering  or  manipulation  of  those  systems  will  result  in  losses  that  are  difficult  to  detect.  The  Company  also  may  be  subject  to  disruptions  of  its  operating  systems  arising  from  events  that  are  wholly  or  partially  beyond  the  Companys  control  (for  example computer  viruses  or  electrical  or  telecommunications  outages or  natural  disasters disease  pandemics  or  other  damage  to  property  or  physical  assets)which  may  give  rise  to  disruption  of  service  to  customers  and  to  financial  loss  or  liability.  The  Company  may  be  further  exposed  to  the  risk  that  its  external  vendors  may  be  unable  to  fulfill  their  contractual  obligations  (or  will  be  subject  to  the  same  risk  of  fraud  or  operational  errors  by  their  respective  employees  as  the  Company  is)and  to  the  risk  that  the  Companys  (or  the  Companys  vendors)business  continuity  and  data  security  systems  prove  to  be  inadequate.  The  occurrence  of  any  of  these  risks  could  result  in  the  Companys  diminished  ability  to  operate  its  business  (for  example by  requiring  the  Company  to  expend  significant  resources  to  correct  the  defect) as  well  as  potential  liability  to  clients reputational  damage  and  regulatory  intervention which  could  adversely  affect  the  Companys  business financial  condition  or  results  of  operations perhaps  materially.

The  Company  Faces  Competition  from  Banks Financial  Service  Companies  and  other  Companies  that  Offering  Credit  and  Loan  Services which  could  Adversely  Affect  our  Business  Competition  in  the  Companys  market  may  result  in  reduced  loans  credit or  reduced  rates  charged  or  paid on  these  instruments  and  adversely  affect  the  Companys  net  interest  margin.  Ultimately the  Company  may  not  be  able  to  compete  successfully  against  current  and  future  competitors.  The  Companys  competitors  include  national  and  super  regional  banks  and  finance  companies as  well  as  technology  oriented  financial  institutions  offering  online  services many  with  greater  resources  that  afford  them  a  marketplace  advantage  by  enabling  them  to  maintain  numerous  banking  locations  and  mount  extensive  promotional  and  advertising  campaigns.  Additionally banks  and  other  financial  institutions  with  larger  capitalization  and  financial  intermediaries  not  subject  to  regulatory  restrictions  have  larger  lending  limits  than  that  the  Company  will and  are  thereby  better  able  to  serve  the  credit  needs  of  larger  customers.  Areas  of  competition  include  interest  rates  for  loans  credit and  the  range  and  quality  of  products  and  services  provided including  new  technology  driven  products  and  services.  Technological  innovation  continues  to  contribute  to  greater  competition  in  domestic  and  international  financial  services  markets  as  technological  advances such  as  Internet  based  financial  services  that  cross  traditional  geographic  bounds enable  more  companies  to  provide  financial  services.  The  ability  to  keep  pace  with  technological  change  is  important and  the  failure  to  do  so  could  have  a  material  adverse  impact  on  the  Companys  business.  If  the  Company  is  not  able  to  effectively  compete  in  its  market  area the  Companys  results  of  operations  may  be  negatively  affected.

Failure  to  Establish  and  Maintain  Effective  Internal  Control  over  Financial  Reporting  Could  have  a  Material  Adverse  Effect  on  the  Companys  Business  and  Operating  Results
Maintaining  effective  internal  control  over  financial  reporting  is  necessary  for  the  Company  to  produce  and  complete  financial  reports  and  to  help  prevent  financial  fraud.  In  addition such  control  is  required  in  order  for  the  Company  to  list  its  Common  Stock  on  a  regulated  capital  market  in  the  future.  If  the  Company  is  unable  to  maintain  adequate  internal  controls  or  fail  to  correct  deficiencies  in  its  controls  noted  by  the  Companys  Management  or  the  Companys  to  be  determined  in  the  future  independent  registered  public  accounting  firm the  Companys  business  and  operating  results  could  be  adversely  affected and  the  Company  could  fail  to  meet  its  obligations  to  report  its  operating  results  accurately and  the  Companys  ability  to  list  its  Common  Stock  in  the  future  on  a  regulated  capital  market  could  be  jeopardized.

The  Companys  Current  Insurance  Policies  May  Not  Provide  Adequate  Levels  of  Coverage  Against  All  Claims  and  the  Company  May  Incur  Losses  that  are  Not  Covered  by  the  Companys  Insurance
The  Company  believes  it  maintains  insurance  coverage  that  is  customary  for  businesses  of  its  size  and  type;  however the  Company  may  be  unable  to  insure  against  certain  types  of  losses  or  claims or  the  cost  of  such  insurance  may  be  prohibitive.  Uninsured  losses  or  claims if  they  occur could  have  a  material  adverse  effect  on  the  Companys  financial  condition business  and  results  of  operations.

RISKS  RELATED  TO  THIS  OFFERING  AND  OWNERSHP  OF  THE  COMPANYS  SECURITIES:

There  is  No  Existing  Market  for  the  Companys  Common  Stock  or  its  Convertible  Preferred  Stock  Shares and  a  Trading  Market  that  will  provide  you  with  Adequate  Liquidity  May  Not  Develop  for  the  Companys  Common  Stock  or  its  Convertible  Preferred  Stock  Shares
No  public  market  for  buying  and  selling  of  the  Companys  Common  Stock  or  Convertible  Preferred  Stock  Shares  currently  exists.  Although  the  Company  does  plan  to  list  its  shares  in  the  future  on  a  National  Regulated  Market  through  a  direct  listing a  liquid  trading  market  for  the  Companys  Common  Stock  or  its  Convertible  Preferred  Stock  Shares  may  not  develop  or  be  sustained  after  this  Offering.  The  Company  cannot  provide  assurances  that  Investors  will  be  able  to  resell  any  shares  of  the  Companys  Common  Stock  Shares  or  its  Convertible  Preferred  Stock  Shares  at  any  time  in  the  future.

The  Companys  Revenues Operating  Results  and  Cash  Flows  may  Fluctuate  in  Future  Periods  and  the  Company  may  Fail  to  Meet  Investor  Expectations which  may  Cause  the  Value  of  the  Companys  Common  Stock  to  Decline
Variations  in  the  Companys  quarterly  and  year  end  operating  results  are  difficult  to  predict  and  may  fluctuate  significantly  from  period  to  period.  If  the  Companys  revenues  or  operating  results  fall  below  the  expectations  of  Investors  or  securities  analysts the  value  of  the  Companys  Common  Stock  could  decline  substantially.  Specific  factors  that  may  cause  fluctuations  in  the  Companys  operating  results  include  (but  are  not  limited  to):
Demand  for  Companys  products  services;
Quarterly  and  annual  results  of  operations  that  fail  to  meet  investor  andor  analyst  expectations;
Actual  or  anticipated  fluctuations  in  the  Companys  operating  results  due  to  factors  related  to  the  Companys  business;
Changes  in  accounting  standards policies guidance interpretations  or  principles;
Changes  in  earnings  estimates  by  securities  analysts  of  the  Companys  inability  to  meet  those  estimates;
The  operating  and  stock  price  performance  of  other  comparable  companies;
Overall  market  fluctuations;  and
General  economic  conditions.

Future  Sales  of  the  Companys  Common  Stock  Could  Depress  the  Market  Price  of  the  Companys  Common  Stock
Sales  of  a  substantial  number  of  the  Companys  Common  Stock  in  the  public  market  could  occur  at  any  time especially  after  conversion  of  the  Companys  Convertible  Preferred  Stock  Shares  that  are  part  of  this  Offering.  If  the  Companys  Stockholders  sell or  the  market  perceives  that  the  Companys  Stockholders  intend  to  sell  their  shares substantial  amounts  of  the  Companys  Common  Stock  in  the  public  market  may  cause  the  Companys  Common  Stock  Market  Price  to  decline  significantly.

Compliance  with  Securities  Laws
The  Convertible  Preferred  Stock  Shares  are  being  offered  for  sale  in  reliance  upon  certain  exemptions  from  the  registration  requirements  of  the  Securities  Act applicable  FLORIDA  Securities  Laws and  other  applicable  state  securities  laws.  If  the  sale  of  Convertible  Preferred  Stock  Shares  were  to  fail  to  qualify  for  these  exemptions purchasers  may  seek  rescission  of  their  purchases  of  the  Convertible  Preferred  Stock  Shares.  If  a  number  of  purchasers  were  to  obtain  rescission the  Company  would  face  significant  financial  demands which  could  adversely  affect  the  Company  as  a  whole as  well  as  any  non-rescinding  purchasers.

Offering  Price
The  price  of  the  Convertible  Preferred  Stock  Shares  offered  has  been  arbitrarily  established  by  Executives  Directors  of  the  Company.  The  Offering  price  bears  little  relationship  to  the  assets net  worth or  any  other  objective  criteria.

Federal  Income  Tax  Risks
THE  COMPANY  HAS  NOT  OBTAINED  A  LEGAL  OPINION  CONCERNING  THE  TAX  IMPLICATIONS  OF  AN  INVESTMENT
IN  THE  CONVERTIBLE  PREFERRED  STOCK  SHARES.  Prospective  purchasers  of  the  Convertible  Preferred  Stock  Shares  must  consult  their  own  tax  advisors  as  to  their  own  tax  situation  prior  to  investment  in  the  Convertible  Preferred  Stock  Shares.  The  cost  of  such  consultation  could depending  on  the  amount  thereof materially  increase  the  cost  of  investment  in  the  Convertible  Preferred  Stock  Shares  and  decrease  any  anticipated  yield  on  the  investment.  A  number  of  changes  in  the  tax  laws  have  been  made  andor  are  under  consideration and  such  professional  consultation  is  essential.

NOTICE  REGARDING  AGREEMENT  TO  ARBITRATE
THIS  OFFERING  CIRCULAR  REQUIRES  THAT  ALL  INVESTORS  ARBITRATE  ANY  DISPUTE  ARISING  OUT  OF  THEIR  INVESTMENT  IN  THE  CONVERTIBLE  PREFERRED  STOCK  SHARES.  ALL  INVESTORS  FURTHER  AGREE  THAT  THE  ARBITRATION  WILL  BE  BINDING  AND  HELD  IN  THE  STATE  OF  FLORIDA IN  THE  COUNTY  OF  BROWARD.  EACH  INVESTOR  ALSO  AGREES  TO  WAIVE  ANY  RIGHTS  TO  A  JURY  TRIAL.  OUT  OF  STATE  ARBITRATION  MAY  FORCE  AN  INVESTOR  TO  ACCEPT  A  LESS  FAVORABLE  SETTLEMENT  FOR  DISPUTES.  OUT  OF  STATE  ARBITRATION  MAY  ALSO  COST  AN  INVESTOR  MORE  TO  ARBITRATE  A  SETTLEMENT  OF  A  DISPUTE.

REMAINDER  OF  PAGE  LEFT  BLANK  INTENTIONALLY

ITEM  6:  COMPANY  OWNERSHIP  DILUTION:

HOWARDS  MBS  INC.  is  a  Florida  Stock  Corporation  (P21000052400).  As  of  September  2021the  Ownership  Structure  of  the  company  is  as  illustrated  below.  The  Company  current  has  1000 000  Shares  of  Common  Stock  Issued  and  Outstanding and  current  ownership  of  those  Common  Stock  Shares  are  detailed  below.

Future  Dilution

For  the  business  purposes may  from  time  to  time  issue  additional  Common  Stock  Shares which  may  result  in  dilution  of  existing  Common  Stock  Shares.  Dilution  is  a  reduction  in  the  percentage  of  Common  Stock  Shares  caused  by  the  issuance  of  Common  Stock  Shares.  Dilution  can  also  occur  when  holders  of  options  (such  as  company  employees)or  holders  of  other  optionable  securities  exercise  their  options.  When  the  number  of  Common  Stock  Shares  outstanding  increases each  existing  Common  Stock  Shareholder  will  own  a  smaller or  diluted percentage  of  the  company making  each  Common  Stock  Share  less  valuable.  Dilution  may  also  reduce  the  value  of  existing  Common  Stock  Shares  by  reducing  the  Common  Stock  Shares  earnings  per  Common  Stock  Share.  There  is  no  guarantee  that  dilution  of  the  Common  Stock  Shares  of  the  Company  will  not  occur  in  the  future.

REMAINDER  OF  PAGE  LEFT  BLANK  INTENTIONALLY

ITEM  7.  PLAN  FOR  DISTRIBUTION:

The  Offering  Period  will  commence  upon  this  Offering  Circular  being  Qualified  by  the  SEC.  The  Company  is  offering  up  to
$75 000 000  USD  of  its  Convertible  Preferred  Stock  Shares  pursuant  to  this  Offering  Circular.  The  Company  anticipates  that  the  Convertible  Preferred  Stock  Shares  will  be  sold  by  the  Company  and  its  Management  Officers.  The  Company  and  its  Management  Officers  will  also  offer  and  sell  Convertible  Preferred  Stock  Shares  of  the  Company  through  the  services  of  a  independent  broker  dealers  who  are  member  firms  of  FINRA.  The  Company  Management  Officers  who  will  be  offering  the  Convertible  Preferred  Stock  Shares  are  not  deemed  to  be  brokers  under  Rule  3a4.1  of  the  Securities  Exchange  Act  of  1934 as  amended.  In  accordance  with  the  provisions  of  Rule  3a4.1(a) Officers  who  sell  Shares  of  the  Companys  Convertible  Preferred  Stock  will  not  be  compensated  by  commission will  not  be  associated  with  any  broker  or  dealer and  will  limit  their  activities  so  that.  Among  other  things they  do  not  engage  in  oral  solicitations  of and  comply  with  certain  specified  limitations  when  responding  to  inquiries  from potential  Qualified  Purchasers.

While  most  of  the  Convertible  Preferred  Stock  Shares  are  expected  to  be  offered  and  sold  directly  by  the  Company  and  its  Management  Officers the  Company  has  engaged a  SEC  registered  brokerdealer  and  a  member  of  FINRA pursuant  to  a  Broker  Dealer  Agreement .  Under  the  Broker  Dealer  Agreement the  Company  agreed  to  pay  the  following:  an  engagement  fee  of  $  USD;  (ii)a  commission  of  five  percent  (5%)of  the  capital  raised  up  to  $75 000 000  USD;  and  (iii)stock  warrants  to  purchase  an  amount  of  Common  Stock  of  the  Company  equal  to  the  amount  of  commission  paid  to(  )in  connection  with  this  Offering.

The  Offering  will  terminate  upon  the  earlier  of  (i)such  time  as  all  of  the  Convertible  Preferred  Stock  Shares  have  been  sold  pursuant  to  this  Offering  Circular;  (ii)the  date  that  is  twelve  (12)months  from  the  date  that  this  Offering  is  qualified  by  the  United  States  Securities  and  Exchange  Commission  unless  extended  by  the  Company  for  an  additional  ninety  (90)days in  the  sole  discretion  of  the  Management  of  the  Company without  notice  to  or  consent  from  investors;  or  (iii)the  date  at  which  the  Offering  is  earlier  terminated  by  the  Company  in  the  sole  discretion  of  the  Management  of  the  Company which  may  occur  at  any  time.  The  Company  reserves  the  right  to  terminate  the  Offering  at  any  time  and  for  any  reason without  notice  to  or  consent  from  any  purchaser  of  the  Shares  of  Convertible  Preferred  Stock  in  this  Offering.

Once  the  SEC  qualifies  this  Offering the  Company  will  be  permitted  to  generally  solicit  investors  nationwide  by  use  of  various  advertising  mediums such  as  print radio television and  the  Internet.

This  Offering  Circular  will  be  furnished  to  prospective  investors  upon  their  request  via  electronic  PDF  format  and  will  be  available  for  viewing  and  download  24  hours  a  day 7  days  a  week  on  the  Companys  website as  well  as  on  the  United  States  Securities  Exchange  Commissions  website  at  www.SEC.gov.

In  order  to  subscribe  to  purchase  the  Companys  Convertible  Preferred  Stock  Shares a  prospective  investor  must  electronically  complete sign  and  deliver  to  the  Company  an  executed  Subscription  Agreement  (see  Exhibit  A of  this  Offering  Circular) and  wire  funds  for  the  Subscription  Amount  in  accordance  with  the  instructions  provided  therein.

An  investor  will  become  a  Shareholder including  for  tax  purposes and  the  shares  of  the  Companys  Convertible  Preferred  Stock  will  be  issued as  of  the  date  of  settlement.  Settlement  will  not  occur  until  an  investors  funds  have  cleared  and  the  Company  accepts  the  investor  as  a  Shareholder.

The  Company  reserves  the  right  to  reject  any  investors  subscription  in  whole  or  in  part  for  any  reason including  if  the  Company  determines  in  the  sole  and  absolute  discretion  of  its  Management that  such  investor  is  not  a  Qualified  Purchaser for  the  purposes  of  Section  18(b)(4)(D)(ii)of  the  Securities  Act.  If  the  Offering  terminates  or  if  any  prospective  investors  subscription  is  rejected all  funds  received  from  such  investors  will  be  returned  without  interest  or  deduction.

Qualified  Purchasers  and  Blue  Sky  Laws:  The  Companys  Convertible  Preferred  Stock  Shares  are  being  offered  and  sold  only  to  Qualified  Purchasers (as  defined  in  Regulation  A  under  the  Securities  Act).  As  a  Tier  2  offering  pursuant  to  Regulation  A  under  the  Securities  Act this  Offering  will  be  exempt  from  State  Blue  Sky Law  Review subject  to  certain  state  filing  requirements  and  anti  fraud  provisions to  the  extent  that  the  Shares  of  Convertible  Preferred  Stock  offered  hereby  are  offered  and  sold  only  to  Qualified  Purchasers.

Qualified  Purchasers  include:
Accredited  Investors  as  defined  under  Rule  501(a)of  Regulation  D;  and
All  other  investors  so  long  as  their  investment  in  the  Companys  Convertible  Preferred  Stock  Shares  does  not  represent  more  than  ten  percent  (10%)of  the  greater  of  their  annual  income  or  net  worth  (for  natural  persons) or  10%  of  the  greater  of  annual  revenue  or  net  assets  at  fiscal  year  end  (for  non  natural  persons).

However the  Companys  Convertible  Preferred  Stock  Shares  will  be  offered  and  sold  only  to  those  investors  that  are  within  the  latter  category  (i.e. investors  whose  investment  in  the  Companys  Convertible  Preferred  Stock  Shares  does  not  represent  more  than  ten  percent

(10%)of  the  applicable  amount) regardless  of  an  investors  status  as  an  accredited  investor .  Accordingly the  Company  and  its  management reserves  the  right  to  reject  any  investors  subscription  in  whole  or  in  part  for  any  reason including  if  the  Company  Management in  their  sole  and  absolute  and  absolute  discretion  that  such  investor  is  not  a  Qualified  Purchaser for  purposes  of  Regulation  A.
To  determine  whether  a  potential  investor  is  an  Accredited  Investor for  purpose  of  satisfying  one  of  the  tests  in  the  Qualified  Purchaser definition the  investor  must  be  a  natural  person  who  has:
An  individual  net  worth or  joint  net  worth  with  the  persons  spouse that  exceeds  $1000 000.  USD  at  the  time  of  the  purchase excluding  the  value  of  the  primary  residence  of  such  person;  or
Earned  income  exceeding  $200 000  USD  in  each  of  the  two  most  recent  years or  joint  income  with  a  spouse  exceeding
$300 000  USD  for  those  years  and  a  reasonable  expectation  of  the  same  income  level  in  the  current  year.
If  not  a  natural  person one  of  the  following:
An  employee  benefit  plan  within  the  meaning  of  Title  I  of  the  Employee  Retirement  Income  Security  Act  of  1974 (ERISA  )(a)if  the  investment  decision  is  made  by  a  plan  fiduciary as  defined  in  section  3(21)thereof which  is  (i)a  bank;  (ii)a  savings  and  loan  association (iii)an  insurance  company  or  (iv)a  registered  investment  advisor or  (b)if  the  employee  benefit  plan  has  total  assets  in  excess  of  $5  Million  USD or  (c)if  the  employee  benefit  plan  is  a  self-  directed  plan with  investment  decisions  made  solely  by  persons  that  are  accredited  investors;
A  trust with  total  assets  in  excess  of  $5  Million  USD not  formed  for  the  specific  purpose  of  acquiring  the  securities  of  the  company  being  offered whose  purchase  is  directed  by  a  sophisticated  person  as  described  in  Rule  506(b)(2)
of  Regulation  D  of  the  Securities  Act;
A  bank  as  defined  in  section  3(a)(2)of  the  Securities  Act whether  acting  in  its  individual  or  fiduciary  capacity a  savings  and  loan  association  or  other  institution  as  defined  in  section  3(a)(5)(A)of  the  Securities  Act whether  acting  in  its  individual  or  fiduciary  capacity;
A  broker  or  dealer  registered  pursuant  to  section  15  of  the  Securities  Exchange  Act  of  1934;
An  insurance  company  as  defined  in  section  2(a)(13)of  the  Securities  Act;
An  investment  company  registered  under  the  Investment  Company  Act  of  1940  (the  Investment  Company  Act  )or  registered  pursuant  to  the  laws  of  a  state;  any  investment  adviser  relying  on  the  exemption  from  registering  with  the  SEC  under  section  203(l)or  (m)of  the  Investment  Advisers  Act  of  1940  (the  Advisers  Act  );
A  business  development  company  as  defined  in  section  2(a)(48)of  the  Investment  Company  Act;
A  Small  Business  Investment  Company  licensed  by  the  U.S.  Small  Business  Administration  under  section  301(c)or
(d)of  the  Small  Business  Investment  Act  of  1958;
Any  rural  Business  Investment  Company  as  defined  in  section  384A  of  the  Consolidated  Farm  and  Rural  Development  Act;
A  private  business  development  company  as  defined  in  section  202(a)(22)of  the  Advisers  Act;
A  corporation a  Massachusetts  or  similar  business  trust partnership limited  liability  company  or  an  organization  described  in  section  501(c)(3)of  the  Internal  Revenue  Code  of  1986 as  amended  (the  Code  ) not  formed  for  the  specific  purpose  of  acquiring  the  securities  of  the  issuer  being  offering with  total  assets  in  excess  of  $5  Million  USD;
A  plan  established  or  maintained  by  a  state  or  its  political  subdivisions  or  any  agency  or  instrumentality  of  a  state  or  its  political  subdivisions for  the  benefit  of  its  employees if  such  plan  has  total  asses  in  excess  of  $5  Million  USD;
Any  entity  not  formed  for  the  specific  purposes  of  acquiring  the  securities  offered owning  investments  in  excess  of
$5  Million  USD;
Any  natural  person  holding  in  good  standing  one  or  more  professional  certifications  or  designations  or  credentials  from  an  accredited  educational  institution  that  the  SEC  has  designated  as  qualifying  an  individual  for  accredited  investor  status;
Any  natural  person  who  is  a  knowledgeable  employee as  defined  in  rule  3c.5(a)(4)under  the  Investment  Company  Act of  the  issuer  of  the  securities  being  offered  or  sold  where  the  issuer  would  be  an  investment  company as  defined  in  section  3  of  such  act but  for  the  exclusion  provided  by  either  section  3(c)(1)or  section  3(c)(7)of  such  act;
Any  family  office as  defined  in  rule  202(a)(11)(G).1  under  the  Advisers  Act  (i)with  assets  under  management  of
$5  Million  USD (ii)not  formed  for  the  specific  purpose  of  acquiring  the  securities  offered and  (iii)whose  prospective  investment  is  directed  by  a  person  who  has  such  knowledge  and  experience  in  financial  and  business  matters  that  such  family  office  is  capable  of  evaluating  the  merits  and  risks  of  the  prospective  investment;

Any  family  client as  defined  in  rule  202(a)(11)(G).1  under  the  Advisers  Act of  a  family  office  that  qualifies  as  an  accredited  investor  pursuant  to  subsection  (xvi)above whose  prospective  investment  in  the  issuer  is  directed  by  such  family  office;
Any  director  or  executive  officer  of  the  company;  or  An  entity  in  which  all  the  equity  owners  are  accredited  investors.

For  purposes  of  determining  whether  a  potential  investor  is  a  Qualified  Purchaser annual  income  and  net  worth  should  be  calculated  as  provided  in  the  Accredited  Investor definition  under  Rule  501  of  Regulation  D.  In  particular net  worth  in  all  cases  should  be  calculated  excluding  the  value  of  an  investors  home home  furnishings  and  automobiles.

Transferability  of  the  Companys  Convertible  Preferred  Stock:  The  Companys  Convertible  Preferred  Stock  Shares  are  generally  not  freely  transferable  by  Shareholders.  Transfer  of  the  Convertible  Preferred  Stock  Shares  by  Shareholders  is  restricted  by  applicable  Securities  Laws  or  Regulations  as  well  as  the  Shareholders  Agreement  (See  Exhibit  B  of  this  Offering  Circular)

Advertising Sales  Promotional  Materials:  In  addition  to  this  Offering  Circular subject  to  limitations  imposed  by  applicable  Securities  Laws the  Company  expects  to  use  additional  advertising sales  and  other  promotional  materials  in  connection  with  this  Offering.  In  addition the  sales  material  may  contain  certain  quotes  from  various  publications  without  obtaining  the  consent  of  the  author  or  the  publication  for  use  of  the  quoted  material  in  the  sales  material.  Although  these  materials  will  not  contain  information  in  conflict  with  the  information  provided  by  this  Offering  Circular  and  will  be  prepared  with  a  view  to  presenting  a  balanced  discussion  of  risk  and  reward  with  respect  to  the  Companys  Convertible  Preferred  Stock  Shares these  materials  will  not  give  a  complete  understanding  of  this  Offering the  Company or  the  Companys  Convertible  Preferred  Stock  Shares and  are  not  to  be  considered  part  of  this  Offering  Circular.  This  Offering  is  made  only  by  means  of  this  Offering  Circular  and  prospective  investors  must  read  and  rely  on  the  information  provided  in  this  Offering  Circular  in  connection  with  their  decision  to  invest  in  the  Companys  Convertible  Preferred  Stock  Shares.

Supplements  and  Post  Qualification  Amendments  to  this  Offering  Circular:  In  compliance  with  Rule  253(e)of  Regulation  A the  Company  shall  revise  this  Offering  Circular  during  the  course  of  the  Offering  whenever  information  herein  has  become  false  or  misleading  in  light  of  existing  circumstances material  developments  have  occurred  or  there  has  been  an  fundamental  change  in  the  information  initially  presented.  Such  updates  will  not  only  correct  such  misleading  information  but  shall  also  provide  updated  financial  statements  and  shall  be  filed  as  an  Exhibit  to  the  Offering  Circular  and  be  requalified  under  Rule  252.

ITEM  8.  USE  OF  INVESTMENT  PROCEEDS  BY  COMPANY:

The  following  two  tables  sets  forth  certain  information  concerning  the  estimated  use  of  investment  proceeds  of  the  Offering.  Many  of  the  amounts  set  forth  in  the  two  tables  below  both  represent  the  best  estimate  of  the  Company  since  they  cannot  be  precisely  calculated  at  this  time.

Table  1  of  2:

Sale  of  the  Companys  Convertible  Preferred  Stock  Shares:

Category
Maximum  Proceeds

Percentage  of  Total  Proceeds

Minimum  Proceeds

Percentage  of  Proceeds

Offering  Expenses
Category
Maximum  Proceeds

Percentage  of  Total  Proceeds

Minimum  Proceeds

Percentage  of  Proceeds

The  Convertible  Preferred  Stock  Shares  will  be  offered  and  sold  directly  by  the  Company  and  its  Management  Officers.  No  commissions  for  selling  Convertible  Preferred  Stock  Shares  will  be  paid  to  the  Company  or  its  Management  Officers.  The  Convertible  Preferred  Stock  Shares  will  also  be  sold  by a  SEC  registered  broker  dealer  and  a  member  of  Financial  Industry  Regulatory  Authority (FINRA  ) pursuant  to  an  engagement  agreement  dated (Broker-Dealer  Agreement  )by  and  between  the  Company  and .  Under  the  Broker  Dealer  Agreement the  Company  agreed  to  pay  the  following:  (i)an  engagement  fee  of  $ (ii)a  commission  of  five  percent  (5%)of  the  capital  raised  up  to  $75 000 000  USD;  and  (iii)stock  warrants  to  purchase  an  amount  of  Common  Stock  of  the  Company  equal  to  the  amount  of  commission  paid  to  in  connection  with  the  capital  raise.
The  Company  will  be  reimbursed  for  organization offering accounting  and  legal  costs  in  connection  with  this  offering which  are  expected  to  be  approximately  ten  percent  (10.00%)of  the  total  capital  raised.

Table  2  of  3  (If  the  Maximum  is  Raised):

The  Management  of  the  Company  has  significant  flexibility  and  broad  discretion  in  applying  the  net  proceeds  received  in  this  Offering.  These  are  the  best  estimates  of  the  Companys  financial  requirements  and  plans  for  fiscal  year  2021  and  the  start  of  fiscal  year  2022.  The  Company  may  reallocate  the  estimated  use  of  proceeds  among  the  various  categories  or  for  other  uses  if  the  Companys  Management  deems  such  reallocation  to  be  appropriate.  The  Company  cannot  assure  you  that  the  capital  budget  will  be  sufficient  to  satisfy  the  Companys  operational  needs or  that  the  Company  will  have  sufficient  capital  to  fund  its  business.

Table  3  of  3  (If  only  the  Minimum  is  Raised):

The  Management  of  the  Company  has  significant  flexibility  and  broad  discretion  in  applying  the  net  proceeds  received  in  this  Offering.  These  are  the  best  estimates  of  the  Companys  financial  requirements  and  plans  for  fiscal  year  2021  and  the  start  of  fiscal  year  2022.  The  Company  may  reallocate  the  estimated  use  of  proceeds  among  the  various  categories  or  for  other  uses  if  the  Companys  Management  deems  such  reallocation  to  be  appropriate.  The  Company  cannot  assure  you  that  the  capital  budget  will  be  sufficient  to  satisfy  the  Companys  operational  needs or  that  the  Company  will  have  sufficient  capital  to  fund  its  business.

ITEM  9.  ABOUT  THE  COMPANYISSUER

The  Companys  Current  Financial  Education  Service:

The  Companys  Website  can  be  found  at:  www.HMBSINC.com.

The  Companys  community  over  understands  the  importance  of  a  quality  education  for  children.  That  education  includes but  is  not  limited  to:  social  skills high  academia and  early  exposure  to  matters  associated  with  economics.  In  the  United  States  we  have  all  but  failed  our  children  with  antiquated  policies curriculum and  methods  that  just  do  not  expand  to  all  students  and  does  not  encourage  thinkers .  We as  a  society  need  to  take  a  new  look  behind  the  psychology  of  our  education  system  today.  And  our  Company  does  exactly  that  by  providing  a  community  full  of  qualified  professionals  with  similar  ideologies.  Our  Company  is  here  to  teach  and  support  our  peers  through  our  amazing  consulting  services with  the  hopes  that  the  experiences  from  our  platform  will  bring  conversation  and  engagement  within  our  homes  decimating  vital  information  to  children  from  an  early  age.  This  movement  is  a  must  to  bridge  equality equity  and  diversity  on  a  consistent  basis.  The  United  States  will  surely  to  stay  behind  highly  advanced  countries  if  we  dont  create  the  village today  that  our  young  adults  will  inherit  tomorrow.

Use  of  Investment  Proceeds:

The  Company  seeks  to  continue  to  educate  and  consult  with  clients  individually  and  within  groups.  The  Company  has  partnered  with  BrightFi  for  the  release  of  the  Companys  Proprietary  Credit  Card  Debit  Card  Program.  The  Companys  Credit  Card  Program Extra  Money  Network is  ready  for  release  and  expects  to  have  ONE  MILLION  CARDS  in  circulation  by  2024.

The  Extra  Money  Network (EMN  )will  also  provide  EMN  Credit  Monitoring EMN  Financial  Consulting  Education and  engage  in  much  larger  conversations  with  the  Companys  Customer  Base  and  New  Clients.

We  will  also  use  proceeds  from  this  Offering  to  Revamp  the  Companys  Website Hire  new  Counselors and  rollout  a  National  Marketing  and  Advertising  Program.

ITEM  10.  TERMS  AND  CONDITIONS  OF  THE  OFFERING:

The  following  information  is  only  a  brief  summary  of and  is  qualified  in  its  entirety  by the  detailed  information  appearing  elsewhere  in  this  Offering  Circular.

Securities  Offered:

Offering  Price  Per  Share:

Shares  Outstanding  Before  this  Offering:

Minimum  Number  of  Shares  to  be  Sold  in  this  Offering:

Shares  Outstanding  After  this  Offering:

Details  about  the  Conversion  of  the  Shares:

Regulation  A  Tier:  Manner  of  Offering:
Investor  Suitability  Standards:

Termination  of  this  Offering:

Up  to  750 000  Shares  of  the  Companys  Convertible  Preferred  Stock  on  a  best  efforts basis  to  Qualified  Purchasers  who  meet  the  Investor  Suitability  Standards  as  set  forth  in  this  Offering  Circular.

$100.00  USD  per  Share  of  the  Companys  Convertible  Preferred  Stock.

As  of  the  date  of  this  Offering  Circular the  following  Shares  of  the  Companys  Capital  Stock  are  issued  and  outstanding:

1000 000  Shares  of  Common  Stock;
0  Shares  of  Preferred  Stock;
Options  for  Common  Stock  in  the  Amount  of:  $0.00
A  Stock  Warrant  for  up  to  0  Shares  of  Common  Stock

The  minimum  number  of  Shares  of  the  Companys  Convertible  Preferred  Stock  to  be  sold  in  this  Offering  before  the  Company  can  have  access  to  the  Investment  Proceeds  is  50 000  Shares  ($5 000 000  USD).

1000 000  Shares  of  the  Companys  Common  Stock  will  be  Issued  and  Outstanding  at  the  conclusion  of  this  Offering.

750 000  Shares  of  Convertible  Preferred  Stock  Shares  will  be  issued  and  outstanding assuming  the  maximum  offering  of  Shares  of  the  Companys  Convertible  Preferred  Stock  is  sold  through  this  Offering.

See  Page  4  5  of  this  Offering  Circular  for  details  about  the  Shareholder  Option  and  Mandatory  Shareholder  Conversion  of  the  Companys  Convertible  Preferred  Stock  Shares.

Tier  2

See  Plan  for  Distribution on  page  18  of  this  Offering  Circular.

Accredited  Investors  pursuant  to  Rule  501  and  non  accredited  investors.  Pursuant  to  Rule  251(d)(2)(C) non  accredited  investors  who  are  natural  persons  may  only  invest  the  greater  of  10%  of  their  annual  income  or  net  worth.  Non  natural  non  accredited  persons  may  invest  up  to  10%  of  the  greater  of  their  net  assets  or  revenues  for  the  most  recently  completed  fiscal  year.

This  Offering  will  terminate  upon  the  earlier  of  (i)such  time  as  all  of  the  Companys  Convertible  Preferred  Stock  Shares  have  been  sold  pursuant  to  this  Offering  Circular (ii)the  date  that  is  twelve  (12)months  from  the  date  that  this  Offering  is  Qualified  by  the  United  States  Securities  and  Exchange  Commission unless  extended  by  the  Company  for  an  additional  ninety  (90)days in  the  sole  discretion  of  the  Management  of  the  Company without  notice  to  or  consent  from  investors;  or  (iii)the  date  at  which  the  Offering  is  earlier  terminated  by  the  Companys  Management  in  their  sole  discretion which  may  occur  at  any  time.  The  Company  reserves  the  right  to  terminate  the  Offering  at  any  time  and  for  any  reason without  notice  to  our  consent  from  any  purchaser  of  Shares  of  the  Companys  Convertible  Preferred  Stock  in  this  Offering.

Company  Information:

Commissions  for  Selling  Shares:

The  Companys  Principal  Executive  Offices  are  located  at:  7401  Wiles  Road Coral  Springs Florida  33067;  the  Companys  Website  is  located  at  www.HMBSINC.com  No  information  on  the  Companys  Website  is  part  of  this  Offering  Circular.

Shares  of  the  Companys  Convertible  Preferred  Stock  will  be  offered  and  sold  directly  by  the  Company  and  its  Officers  Managers.  No  commissions  for  selling  Shares  of  the  Companys  Convertible  Preferred  Stock  will  be  paid  to  the  Company  or  its  Officers  Managers.  The  Convertible  Preferred  Stock  Shares  will  also  be  sold  by a  SEC  registered  Broker  Dealer  and  a  member  of  FINRA pursuant  to  the  Broker  Dealer  Agreement .  Under  the  Broker  Dealer  Agreement the  Company  has  agreed  to  pay  the  following:  (i)an  engagement  fee  of  $  USD;  (ii)a  commission  of  five  percent  (5%)of  the  capital  raise  up  to  $75 000 000  USD;  and  (iii)stock  warrants  to  purchase  an  amount  of  Common  Stock  of  the  Company  equal  to  the  amount  of  commission  paid  to  in  connection  with  this  capital  raise.

REMAINDER  OF  PAGE  LEFT  BLANK  INTENTIONALLY

ITEM  11.  DIRECTORS EXECUTIVE  OFFICERS AND  SIGNIFICANT  EMPLOYEES

The  Companys  day  to  day  operations  are  managed  by  the  Companys  Officers.

MS.  KETSHA  THOMPASON
CHIEF  EXECUTIVE  OFFICER

Ms.  Ketsha  Thompson  is  an  entrepreneur  and  has  held  senior  management  positions  over  the  past  twenty  five  years  within  the  financial  industry.  In  all  instances Ms.  Thompson  has  managed  a  variety  of  teams  and  has  been  responsible  for  the  growth  of  her  assigned  divisions and  adding  value  to  the  parent  companies.  The  financial  services  industry  is  Ms.  Thompsons  niche.  She  pursues  continued  education  with  traditional  and  non-traditional  educational  seminary lectures  and  literature.  Ms.  Thompson  is  an  honorable  SCDV veteran  of  the  United  States  Army and  as  a  soldier she  was  recognized  for  being  reliable responsible  and  a  team  player.

Significant  Employees.  Each  individual  named  above  is  considered  a  Significant  Employee and  is  an  Officer  of  the  Company.  The  Company  would  be  materially  adversely  affected  if  it  were  to  lose  the  services  of  any  of  the  individuals  named  above  as  each  has  provided  significant  leadership  and  direction  to  the  Company.

Limitations  of  Liability  and  Indemnification  of  Officers Managers  Directors.  The  Companys  Articles  limits  the  liability  of  directors  to  the  maximum  extent  permitted  by  Florida  Law  and  States  that  a  Company  Director  shall  not  be  personally  liable  to  the  Company  or  its  Shareholders  for  monetary  damages  for  breach  of  fiduciary  duty  as  a  director.

The  Companys  Articles  and  Bylaws  provide  that  the  Company  will  indemnify  the  Companys  Directors Managers Officers Employees  and  other  Agents  to  the  fullest  extent  permitted  by  Law.  The  Company  believes  that  indemnification  under  its  Articles  and  Bylaws  covers  at  least  negligence  and  gross  negligence  on  the  part  of  the  indemnified  parties.  The  Companys  Bylaws  also  permit  the  Company  to  secure  insurance  on  behalf  of  any  Officer Manager Director Employee  or  other  Agent  for  any  liability  arising  out  of  his  or  her  actions  in  connection  with  their  services  to  the  Company regardless  of  whether  the  Companys  Articles  and  Bylaws  permit  such  indemnification.

The  Company  intends  to  enter  into  separate  indemnification  agreements  with  its  Directors Managers and  Officers in  addition  to  the  indemnification  provided  for  in  the  Companys  Articles  and  Bylaws.  These  agreements among  other  things will  provide  that  the  Company  will  indemnify  its  Directors Managers and  Officers  for  certain  expenses  (including  attorneys  fees) judgments finds  and  settlement  amounts  incurred  by  a  Director Manager or  Officer  in  any  action  or  proceeding  arising  out  of  such  persons  services  as  one  of  the  Companys  Directors Managers or  Officers or  rendering  services  at  the  Companys  request to  any  of  its  subsidiaries  or  any  of  its  subsidiaries  (not  existing  or  to  be  formed  in  the  future)or  any  other  company  or  enterprise.  The  Company  believes  that  these  provisions  and  agreements  are  necessary  to  attract  and  retain  qualified  persons  as  Directors Managers  andor  Officers.

Legal  Proceeding  Involvement  in  Certain  Legal  Proceedings.  There  have  been  no  events  under  any  bankruptcy  act any  criminal  proceedings  and  any  judgments injunctions orders or  decrees  material  to  the  evaluation  of  the  ability  and  integrity  of  any  director executive  officer or  control  person  of  the  Company  during  the  past  seven  years.
From  time  to  time the  Company  may  be  involved  in  legal  proceedings.  The  results  of  such  legal  proceedings  and  claims  cannot  be  predicted  with  certainty  and regardless  of  the  outcome legal  proceedings  could  have  an  adverse  impact  on  the  Companys  business  plan due  to  the  costs  associated  with  legal  defense  and  settlement  costs diversion  of  resources and  other  factors.  As  of  the  date  of  this  Offering  Circular the  Company  is  not  subject  to  any  material  legal  proceedings nor to  the  Companys  knowledge are  any  material  legal  proceedings  pending  or  threatened  against  the  Company.
Stock  Option  Plan:  None

REMAINDER  OF  PAGE  LEFT  BLANK  INTENTIONALLY

ITEM  12.  COMPENSATION  OF  DIRECTORS  AND  OFFICERS

Compensation  of  the  Companys  Board  of  Directors  Members  and  Officers  Managers  is  as  follows:

Key  Man  Insurance:  The  Company  does  not  at  this  time  have  Key  Man  Insurance on  any  Board  Member Director Manager or  Officer  of  the  Company.

ITEM  13:  SECURITY  OWNERSHIP  OF  MANAGEMENT  AND  CERTAIN  SHAREHOLDERS:

As  of  the  date  of  this  Offering  Circular the  following  table  sets  forth  information  regarding  beneficial  ownership  of  the  Companys  Capital  Stock  by:

Each  person or  group  of  affiliated  persons known  to  the  Company  to  beneficially  own  5%  or  more  of  the  Companys  Common  Stock;
Each  of  the  Companys  named  Managers  or  Officers;
Each  of  the  Companys  Directors  and  Director  Nominees;  and
All  of  the  Companys  current  Officers Directors  and  Director  nominees  as  a  group.

The  information  presented  below  regarding  beneficial  ownership  of  the  Companys  voting  securities  has  been  presented  in  accordance  with  the  rules  of  the  United  States  Securities  and  Exchange  Commission  and  is  not  necessarily  indicative  of  ownership  for  any  other  purpose.  Under  the  rules a  person  is  deemed  to  be  a  beneficial  owner of  a  security  if  that  person  has  or  shares  the  power  to  vote  or  direct  the  voting  of  the  security  or  the  power  to  dispose  or  direct  the  disposition  of  the  security.  A  person  is  deemed  to  own  beneficially  any  security  as  to  which  such  person  has  the  right  to  acquire  sole  or  shared  voting  or  investment  power  within  sixty  (60)days  through  the  conversion  or  exercise  of  any  convertible  security warrant option or  other  right.  More  than  one  (1)person  may  be  deemed  to  be  a  beneficial  owner  of  the  same  securities.  The  percentage  of  beneficial  ownership  by  any  person  as  of  a  particular  date  is  calculated  by  dividing  the  number  of  shares  beneficially  owned  by  such  person which  includes  the  number  of  shares  as  to  which  such  person  has  the  right  to  acquire  voting  or  investment  power  within  sixty  (60)days by  the  sum  of  the  number  of  shares  outstanding  as  of  such  date.  Consequently the  denominator  used  for  calculating  such  percentage  may  be  different  for  each  beneficial  owner.  Except  as  otherwise  indicated  below  and  under  applicable  community  property  law the  Company  believes  that  the  beneficial  owners  of  the  Companys  Common  Stock  listed  below  have  sole  voting  and  investment  power  with  respect  to  the  Shares  shown.

ITEM  14:  MANAGEMENTS  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS:

The  Managements  Discussion  and  Analysis  may  contain  forward  looking  statements.  Investors  should  not  place  undue  reliance  on  forward  looking  statements  and  should  consider  carefully  the  statements  made  in  Risk  Factors and  elsewhere  in  this  Offering  Circular  that  identify  important  factors  that  could  cause  actual  outcomes  to  differ  from  those  expressed  or  implied  in  the  Companys  forward  looking  statements and  that  could  materially  and  adversely  affect  the  Companys  business operating  results  and  financial  condition.

The  Managements  Discussion  and  Analysis  should  be  read  together  with  the  financial  statements  and  notes  thereto included  elsewhere  in  this  Offering  Circular.

Cautionary  Statement:

The  following  discussion  and  analysis  should  be  read  in  conjunction  with  the  Companys  consolidated  financial  statements  and  related  notes beginning  on  page  54  of  this  Offering  Circular.

The  Companys  results  may  differ  materially  from  those  anticipated  in  the  following  discussion as  a  result  of  a  variety  of  risks  and  uncertainties including  those  described  under  Cautionary  Statements  Regarding  Forward  Looking  Statements  and  Risk  Factors.  The  Company  assumes  no  obligation  to  update  any  of  the  forward-looking  statements  included  herein.

Overview:

The  Companys  Website  can  be  found  at:  www.HMBSINC.com.

The  Companys  community  over-understands  the  importance  of  a  quality  education  for  children.  That  education  includes but  is  not  limited  to:  social  skills high  academia and  early  exposure  to  matters  associated  with  economics.  In  the  United  States  we  have  all  but  failed  our  children  with  antiquated  policies curriculum and  methods  that  just  do  not  expand  to  all  students  and  does  not  encourage  thinkers .  We as  a  society  need  to  take  a  new  look  behind  the  psychology  of  our  education  system  today.  And  our  Company  does  exactly  that  by  providing  a  community  full  of  qualified  professionals  with  similar  ideologies.  Our  Company  is  here  to  teach  and  support  our  peers  through  our  amazing  consulting  services with  the  hopes  that  the  experiences  from  our  platform  will  bring  conversation  and  engagement  within  our  homes  decimating  vital  information  to  children  from  an  early  age.  This  movement  is  a  must  to  bridge  equality equity  and  diversity  on  a  consistent  basis.  The  United  States  will  surely  to  stay  behind  highly  advanced  countries  if  we  dont  create  the  village today  that  our  young  adults  will  inherit  tomorrow.

Use  of  Investment  Proceeds:

The  Company  seeks  to  continue  to  educate  and  consult  with  clients  individually  and  within  groups.  The  Company  has  partnered  with  BrightFi  for  the  release  of  the  Companys  Proprietary  Credit  Card  Debit  Card  Program.  The  Companys  Credit  Card  Program Extra  Money  Network is  ready  for  release  and  expects  to  have  ONE  MILLION  CARDS  in  circulation  in  2022.

The  Extra  Money  Network (EMN  )will  also  provide  EMN  Credit  Monitoring EMN  Financial  Consulting  Education and  engage  in  much  larger  conversations  with  the  Companys  Customer  Base  and  New  Clients.

We  will  also  use  proceeds  from  this  Offering  to  Revamp  the  Companys  Website Hire  new  Counselors and  rollout  a  National  Marketing  and  Advertising  Program.

Effects  of  COVID  19:

As  of  the  date  of  this  Offering  Circular there  exist  significant  uncertainties  regarding  the  current  novel  Coronavirus  (COVID  19)Pandemic including  the  scope  of  health  issues the  possible  duration  of  the  Pandemic  and  the  extent  of  local  and  worldwide  social political  and  economic  disruption  it  may  cause  in  the  future.

To  date the  COVID  19  Pandemic  has  had  a  discernable  short-term  negative  impact  on  the  ability  of  the  Company  to  obtain  capital  needed  to  accelerate  the  development  of  its  business.  With  respect  to  the  Companys  business  operations the  Company  does  not  believe  the  COVID  19  Pandemic  has  had  a  discernable  short-term  negative  impact.  Overall the  Companys  is  not  of  a  size  that  has  required  it  to  implement  company  wide policies  in  response  to  the  COVID  19  Pandemic.

The  COVID  19  Pandemic  can  be  expected  to  continue  to  result  in  regional  and  local  quarantines masking  policies labor  stoppages  and  shortages changes  in  consumer  purchasing  patterns mandatory  or  elective  shut-downs  of  retail  locations disruptions  to  supply  chains severe  market  volatility liquidity  disruptions  and  overall  economic  instability.  It  can  be  further  expected  that  the  COVID  19  Pandemic  will  continue  to  have  unpredictable  adverse  impacts  on  the  Companys  business financial  condition  and  results  of  operations.  This  situation  is  changing  rapidly and  additional  impacts  may  arise  of  the  Company  is  not  currently  aware.

The  Company  intends  to  continue  to  assess  the  evolving  impact  of  the  COVID  19  Pandemic  and  intends  to  make  adjustments  accordingly.  However the  extent  to  which  the  COVID  19  Pandemic  may  impact  the  Companys  business financial  condition and  results  of  operations  will  depend  on  how  the  COVID  19  Pandemic  and  its  impact  continues  to  impact  the  United  States  and to  a  lesser  extent the  rest  of  the  world all  of  which  remains  highly  uncertain  and  cannot  be  predicted  at  this  time.

In  light  of  these  uncertainties for  purposes  of  the  discussion  below except  where  otherwise  indicated the  descriptions  of  the  Companys  business its  strategies the  Companys  Risk  Factors  and  any  other  forward-looking  statements including  regarding  the  Company the  Companys  business  and  the  market  generally do  not  reflect  the  potential  impact  of  the  COVID  19  Pandemic  or  the  Companys  response(s)thereto.

Emerging  Growth  Company:

Upon  the  completion  of  this  Offering the  Company  may  elect  to  become  a  Public  Reporting  Company under  the  Exchange  Act.  The  Company  will  qualify  as  an  Emerging  Growth  Company under  the  Jumpstart  Our  Businesses  Act  of  2012  (the  JOBS  Act  ).  As  a  result the  Company  will  be  permitted  to and  intends  to rely  on  exemptions  from  certain  disclosure  requirements.  For  so  long  as  the  Company  can  remain  an  Emerging  Growth  Company the  Company  will  not  be  required  to:

Have  an  auditor  report  on  its  internal  controls  over  financial  reporting  pursuant  to  Section  404(b)of  the  Sarbanes  Oxley  Act.

Comply  with  the  requirements  that  may  be  adopted  by  the  Public  Company  Accounting  Oversight  Board  regarding  mandatory  audit  firm  rotation  or  a  supplement  to  the  auditors  report  providing  additional  information  about  the  audit  and  the  financial  statements  (i.e. an  auditor  discussion  and  analysis).

Only  two  (2)years  of  audited  financial  statements  in  addition  to  any  required  unaudited  interim  financial  statements  with  corresponding  reduced  Managements  Discussion  and  Analysis  of  Financial  Condition  and  Results  of  Operations disclosure.

Reduced  disclosure  about  the  Companys  executive  compensation  arrangements.

Not  having  to  obtain  non  binding  advisory  votes  on  executive  compensation  or  golden  parachute  arrangements.

Exemption  from  the  auditor  attestation  requirement  in  the  assessment  of  the  Companys  internal  control  over  financial  reporting.

The  Company  may  take  advantage  of  these  exemptions  for  up  to  five  (5)years  or  such  earlier  time  that  the  Company  is  no  longer  an  Emerging  Growth  Company.  The  Company  would  cease  to  be  an  Emerging  Growth  Company  if  it  were  to  have  more  than  $1.07  Billion  USD  in  annual  revenue the  Company  has  more  than  $700  Million  USD  in  market  value  of  its  stock  held  by  non  affiliates or  the  Company  issues  more  than  $1  Billion  of  non  convertible  debt  over  a  three  year  period.  The  Company  may  choose  to  take  advantage  of  some but  not  all  of  these  reduced  burdens.  The  Company  has  taken  advantage  of  these  reduced  reporting  burdens  herein and  the  information  that  the  Company  provides  may  be  different  than  what  you  might  get  from  other  public  companies  in  which  you  hold  stock.

Revenues:

The  Company  is  newly  formed  in  June  of  2021and  to  date  has  not  had  any  revenues.  The  Company  does  not  anticipate  achieving  revenues  until  the  Company  is  full  funded  and  the  commercial  operations  detailed  in  this  Offering  Circular  have  commenced.

Operating  Expenses:

Operating  expenses  were  approximately  $10 000  USD  thus  far  since  its  formation  in  June  of  2021.  Operating  expenses  primarily  consisted  of  formation  costs accounting  fees  and  legal  fees.  The  Company  expects  its  operating  expenses  to  increase  significantly  as  it  implements  its  business  plan  as  detailed  in  this  Offering  Circular.

Net  Losses:

The  Company  incurred  an  approximate  net  loss  of  $10 000  USD  thus  far  since  its  formation  in  June  of  2021  and  the  date  of  this  Offering  Memorandum.

Liquidity  and  Capital  Resources:

As  of  August  312021  the  Company  had  total  current  assets  of  approximately  $0.00  USD  and  current  liabilities  of  approximately  $0.00  USD resulting  in  a  working  capital  deficit  of  approximately  $0.00  USD.

Off  Balance  Sheet  Arrangements:

As  of  August  312021there  were  no  off-balance  sheet  arrangements.

Critical  Accounting  Policies:

A  Critical  Accounting  Policy is  one  which  is  both  important  to  the  portrayal  of  the  Companys  financial  condition  and  results and  requires  managements  most  difficult subjective  or  complex  judgments often  as  a  result  of  the  to  make  estimates  about  the  effect  of  matters  that  are  inherently  uncertain.

The  Companys  accounting  policies  are  discussed  in  detail  in  the  footnotes  to  the  Companys  Financial  Statements  included  in  this  Offering  Circular however the  Company  considers  its  Critical  Accounting  Policies  to  be  those  related  to  revenue  recognition calculation  of  revenue  share  expense stock-based  compensation capitalization  and  related  amortization  of  intangible  assets and  impairment  of  assets.

Recently  Issued  Accounting  Pronouncements:

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting  pronouncements  to  have  a  significant  impact  on  the  Companys  results  of  operations financial  position  or  cash  flow.

Going  Concern:

The  Companys  current  financial  condition  and  the  uncertainty  surrounding  the  Companys  ability  to  consummate  this  Offering  raises  substantial  doubt  regarding  the  Companys  ability  to  continue  as  a  going  concern.  As  shown  in  the  accompanying  financial  statements the  Company  has  sustained  losses  from  operations  since  inception  and  does  not  have  a  predictable  revenue  stream.  The  Companys  financial  statement  are  prepared  on  the  basis  that  the  Company  is  a  going  concern.  The  going  concern  assumption  contemplates  the  realization  of  assets  and  the  satisfaction  of  liabilities  in  the  normal  course  of  business.  The  accompanying  financial  statements  do  not  include  any  adjustments  to  reflect  the  possible  future  effects  on  the  recoverability  and  classification  of  assets  or  the  amounts  and  classification  of  liabilities  that  may  result  from  the  outcome  of  this  uncertainty  related  to  the  Companys  ability  to  continue  as  a  going  concern.

]

ITEM  15.  DESCRIPTION  OF  CAPITAL  STOCK

General:

The  Company  is  offering  up  to  750 000  Shares  of  Convertible  Preferred  Stock  though  this  Offering.  No  Shares  of  the  Companys  Common  Stock  is  being  offered  to  investors  through  this  Offering.

The  following  description  summarizes  the  most  important  terms  of  the  Companys  capital  stock.  This  summary  does  not  purport  to  be  complete  and  is  qualified  in  its  entirety  by  the  provisions  of  the  Companys  Articles Bylaws  and  Shareholders  Agreement copies  of  which  have  been  filed  as  Exhibits  to  this  Offering  Statement of  which  this  Offering  Circular  is  a  part.  For  a  complete  description  of  the  Companys  capita  stock you  should  refer  to  the  Articles Bylaws  and  Shareholders  Agreement  and  the  applicable  provisions  of  Florida  Law.

The  Company  is  authorized  to  issue  up  to  FIVE  MILLION  (5 000 000)shares  of  capital  stock of  which  (i)4 000 000  shares  are  Common  Stock  without  a  par  value;  and  (ii)1000 000  shares  are  Preferred  Stock (Preferred  Stock  )without  a  par  value.  The  Companys  Preferred  Stock  is  designated  as  Convertible  Preferred  Stock and  Series  A  Preferred  Stock .  Through  this  Offering the  Company  is  offering  its  750 000  Shares  of  Convertible  Preferred  Stock.  The  250 000  Shares  of  Series  A  Preferred  Stock  are  reserved  for  future  issuance.

The  Convertible  Preferred  Stock  Shares:

As  of  the  date  of  this  Offering  Circular none  of  the  Convertible  Preferred  Stock  Shares  are  issued  and  outstanding.

Voting:  Holders  of  Convertible  Preferred  Stock  Shares  have  one  vote  per  Convertible  Preferred  Stock  Share.  There  is  no  cumulative  voting.

Dividends:  Holders  of  the  Companys  Convertible  Preferred  Stock  Shares  are  entitled  to  receive  dividends  at  the  rate  of  seven  percent  (7%)of  the  Convertible  Preferred  Stock  issue  price  of  $100.00  USD which  such  dividend  shall  accrue  and  be  payable  only  if  declared  by  the  Companys  Board  of  Directors.  While  dividends  to  holder  of  the  Companys  Convertible  Preferred  Stock  Shares  are  accruing the  Company  has  not  paid  cash  dividends  to  any  shareholders  of  any  of  the  Companys  securities and  currently  does  not  anticipate  paying  any  cash  dividends  after  this  Offering  or  in  the  foreseeable  future.

Liquidation:  In  the  event  of  a  voluntary  or  involuntary  liquidation dissolution winding  up  of  the  Company or  other  deemed  liquidation  event holders  of  the  Companys  Convertible  Preferred  Stock  Shares  shall  be  entitled  to  be  paid  out  of  assets  of  the  Company  available  for  distribution  to  its  Shareholders  before  any  payment  is  made  to  holders  of  the  Companys  Common  Stock in  an  amount  per  Convertible  Preferred  Stock  Share  that  is  equal  to  the  original  purchase  price  of  $100.00  USD  per  Share  plus  all  accrued  dividends  up  to  the  date  of  payment.

Transferability:  The  Companys  Convertible  Preferred  Stock  Shares  are  not  freely  transferable  and  are  subject  to  the  transfer  restrictions  in  the  Shareholders  Agreement.  Additionally the  Companys  Convertible  Preferred  Stock  Shares  are  not  registered  under  the  Securities  Act  or  under  the  securities  law  of  any  state  or  other  jurisdiction.  Shares  of  the  Companys  Convertible  Preferred  Stock  Shares  are  restricted  securities and  may  be  resold  by  Shareholders  only  in  compliance  with  Rule  144  promulgated  under  the  Securities  Act.  Notwithstanding  the  foregoing the  Companys  Convertible  Preferred  Stock  Shares  are  generally  transferable  to  anyone  or  more  members  of  a  class  consisting  of  the  Shareholders  spouse descendants guardian  or  conservator to  a  trust  for  the  benefit  of  any  one  or  more  members  of  such  lass.

The  Common  Stock:

As  of  the  date  of  this  Offering  Circular 1000 000  Shares  of  the  Companys  Common  Stock  is  issued  and  outstanding.

Voting:  Holders  of  the  Companys  Common  Stock  have  one  vote  per  Share  of  Common  Stock.  There  is  not  cumulative  voting.

Dividends:  The  holders  of  the  Companys  Common  Stock  shall  be  entitled  to  receive when and  if  declared  by  the  Companys  Board  of  Directors out  of  any  assets  of  this  corporation  legally  available  therefor any  dividends  as  may  be  declared  from  time  to  time  by  the  Companys  Board  of  Directors.  The  Company  does  not  anticipate  paying  any  cash  dividends  after  this  Offering  or  in  the  foreseeable  future.

Liquidation:  In  the  event  of  a  voluntary  or  involuntary  liquidation dissolution or  winding  up  of  the  Company the  holders  of  the  Companys  Common  Stock  are  entitled  to  share  ratably  in  the  net  assets  legally  available  for  distribution  to  Shareholders  after the  payment  of  all  debts  and  other  liabilities  of  the  Company;  and  (ii)the  liquidation  preference  payable  to  the  holders  of  the  Companys  Convertible  Preferred  Stock  Shares.

Transferability:  The  Companys  Common  Stock  Shares  are  not  freely  transferable  and  are  subject  to  the  transfer  restrictions  in  the  Shareholders  Agreement.  Additionally the  Companys  Common  Stock  Shares  are  not  registered  under  the  Securities  Act  or  under  the  securities  law  of  any  state  or  other  jurisdiction.  Shares  of  the  Companys  Common  Stock  Shares  are  restricted  securities and  may  be  resold  by  Shareholders  only  in  compliance  with  Rule  144  promulgated  under  the  Securities  Act.  Notwithstanding  the  foregoing the  Companys  Common  Stock  Shares  are  generally  transferable  to  anyone  or  more  members  of  a  class  consisting  of  the  Shareholders  spouse descendants guardian  or  conservator to  a  trust  for  the  benefit  of  any  one  or  more  members  of  such  lass.

Warrants:

The  Company  has  issued  one  warrant  to a  SEC  registered  broker  dealer  and  a  member  of  the  Financial  Industry  Regulatory  Authority (FINRA  )to  purchase  an  amount  of  Common  Stock  of  the  Company  equal  to  the  amount  of  commission  paid  to  in  connection  with  the  capital  raise  described  in  this  Offering  Circular.

Transfer  Agent  and  Registrar:

As  of  the  date  of  this  Offering  Circular the  Company  has  not  engaged  a  transfer  agent and  does  not  intend  to  engage  a  transfer  agent  until  such  time  as  the  Company  is  required  to  do  so  in  order  to  satisfy  the  conditional  exemption  contained  in  Rule  12g5.1(a)(7)of  the  Securities  Exchange  Act  of  1934 or  the  Exchange  Act.

ITEM  16.  MATERIAL  UNITED  STATES  FEDERAL  INCOME  TAX  CONSIDERATIONS
The  following  summary  describes  the  material  U.S.  Federal  Income  Tax  considerations  relating  to  the  acquisition ownership  and  disposition  of  the  Convertible  Preferred  Stock  Share(s).  The  summary  is  based  on  the  Internal  Revenue  Code  (the  Code  ) and  Treasury  regulations rulings  and  judicial  decisions  as  of  the  date  hereof all  of  which  may  be  repealed revoked  or  modified  with  possible  retroactive  effect.  This  summary  applies  to  you  only  if  you  acquire  the  Convertible  Preferred  Stock  Share(s)for  cash  in  this  Offering  Circular  at  the  initial  Offering  price  and  hold  the  Convertible  Preferred  Stock  Share(s)as  capital  assets  within  the  meaning  of  Section  1221  of  the  Code.  This  summary  is  for  general  information  only  and  does  not  address  all  aspects  of  the  U.S.  Federal  Income  Taxation  that  may  be  important  to  you  in  light  of  your  particular  circumstances and  it  does  not  address  state local foreign alternative  minimum  or  non  income  tax  considerations  that  may  be  applicable  to  you.  Further this  summary  does  not  deal  with  Convertible  Preferred  Stock  Holders  that  may  be  subject  to  special  tax  rules including but  not  limited  to insurance  companies tax  exempt  organizations financial  institutions dealers  in  securities  or  currencies U.S.  Commercial  Convertible  Preferred  Stock  Holders  (as  described  below)whose  functional  currency  is  not  the  U.S.  Dollar certain  U.S.  expatriates  or  Holders  who  hold  the  Convertible  Preferred  Stock  Share(s)as  a  hedge  against  currency  risks  or  as  part  of  a  straddle synthetic  security conversion  transaction  or  other  integrated  transaction  for  U.S.  Federal  Tax  purposes.  You  should  consult  your  own  tax  advisor  as  to  the  particular  tax  consequences  to  your  of  acquiring holding  or  disposing  of  the  Convertible  Preferred  Stock  Share(s).
For  purposes  of  this  summary a  U.S.  Convertible  Preferred  Stock  Holder is  a  beneficial  owner  of  a  Convertible  Preferred  Stock  Share(s)that for  U.S.  Federal  Income  Tax  purposes is:  (a)an  individual  citizen  or  resident  of  the  United  States;  (b)a  corporation  (or  other  business  entity  treated  as  a  corporation)created  or  organized  in  or  under  the  Laws  of  the  United  States  or  any  State  thereof  (including  the  District  of  Columbia);  (c)an  estate  the  income  of  which  is  subject  to  U.S.  Federal  Income  Taxation  regardless  of  its  source;  or  (d)a  trust  if  (i)such  trust  has  a  valid  election  in  effect  under  applicable  Treasury  regulations  to  be  treated  as  a  United  States  person or  (ii)a  court  within  the  United  States  is  able  to  exercise  primary  supervision  over  the  trusts  administration  and  one  or  more  United  States  persons  have  the  authority  to  control  all  substantial  decisions  of  the  trust.
For  purposes  of  this  summary a  Non  U.S.  Convertible  Preferred  Stock  Share(s) is  a  beneficial  owner  of  a  Convertible  Preferred  Stock  Share(s)that  is  neither  a  U.S.  Convertible  Preferred  Stockholder  nor  a  partnership  or  any  entity  or  arrangement  treated  as  a  partnership  for  U.S.  Federal  Income  Tax  purposes.  If  a  partnership  (or  other  entity  or  arrangement  treated  as  a  partnership  for  U.S.  Federal  Income  Tax  purposes)holds  Convertible  Preferred  Stock  Share(s) then  the  U.S.  Federal  Income  Tax  treatment  of  a  partner  in  such  partnership  will  generally  depend  on  the  status  of  the  partner  and  the  activities  of  the  partnership.  If  you  are  a  partnership  that  holds  Convertible  Preferred  Stock  Shares  of  a  partner  in  such  a  partnership you  should  consult  your  own  tax  advisor  as  to  the  particular  U.S.  Federal  Income  Tax  consequences  applicable  to  you.

U.S.  Convertible  Preferred  Stockholders

Dividends
The  Management  of  the  Company  anticipates  that  the  Convertible  Preferred  Stock  Share(s)will  not  be  issued  with  original  discount  for  U.S.  Federal  Income  Tax  purposes.  In  such  case if  you  are  a  U.S.  Convertible  Preferred  Stock  Shareholder dividends  on  a  Convertible  Preferred  Stock  Share(s)will  generally  be  taxable  to  you  as  ordinary  income  as  it  accrues  or  is  received  by  you  in  accordance  with  your  usual  method  of  accounting  for  U.S.  Federal  Income  Tax  purposes.

Sale Exchange  or  Other  Taxable  Dispositions  of  Convertible  Preferred  Stock  Shares
If  you  are  a  U.S.  Convertible  Preferred  Stock  Shareholder upon  the  sale exchange redemption retirement  or  other  taxable  disposition  of  a  Convertible  Preferred  Stock  Shareholder you  will  generally  recognize  gain  or  loss  for  U.S.  Federal  Income  Tax  purposes  in  an  amount  equal  to  the  difference if  any between  (i)the  amount  of  the  cash  and  the  fair  market  value  of  any  property  you  receive  on  the  sale  or  other  taxable  disposition  (less  an  amount  attributable  to  any  accrued  but  unpaid  dividends which  will  be  taxable  as  ordinary  dividend  income  to  the  extent  not  previously  taken  into  income) and  (ii)your  adjusted  tax  basis  in  the  Convertible  Preferred  Stock  Share(s).  Your  adjusted  tax  basis  in  a  Convertible  Preferred  Stock  Share  will  generally  be  equal  to  your  cost  of  the  Convertible  Preferred  Stock  Share reduced  by  any  principal  payments  you  have  previously  received  in  respect  of  the  Convertible  Preferred  Stock  Share.  Such  gain  or  loss  will  generally  be  treated  as  capital  gain  or  loss  and  will  be  treated  as  long  term  capital  gain  or  loss  if  your  holding  period  in  the  Convertible  Preferred  Stock  Share  exceeds  on  year  at  the  time  of  the  disposition.  Long  term  capital  gains  of  non  corporate  taxpayers  are  subject  to  reduced  rates  of  taxation.  The  deductibility  of  capital  losses  is  subject  to  limitation.

Backup  Withholding  and  Information  Reporting
U.S.  Federal  Backup  Withholding  may  apply  to  payments  on  the  Convertible  Preferred  Stock  Shares  and  proceeds  from  the  sale  or  other  disposition  of  the  Convertible  Preferred  Stock  Share  if  you  are  a  non  corporate  U.S.  Convertible  Preferred  Stock  Shareholder  and  fail  to  provide  a  correct  taxpayer  identification  number  or  otherwise  comply  with  applicable  requirements  of  the  backup  withholding  rules.

Backup  withholding  is  not  an  additional  tax.  Any  amounts  withheld  under  the  backup  withholding  rules  may  be  allowed  as  a  credit  against  a  U.S.  Convertible  Preferred  Stock  Shareholders  U.S.  Federal  Income  Tax  liability  and  may  entitle  such  Convertible  Preferred  Stock  Shareholder  to  a  refund provided  the  required  information  is  timely  furnished  to  the  Internal  Revenue  Service  (the  IRS  ).
A  U.S.  Convertible  Preferred  Stock  Shareholder  will  also  be  subject  to  information  reporting  with  respect  to  payments  on  the  Convertible  Preferred  Stock  Share(s)and  proceeds  from  the  sale  or  other  disposition  of  the  Convertible  Preferred  Stock  Share(s) unless  such  Convertible  Preferred  Stock  Shareholder  is  an  exempt  recipient  and  appropriately  establishes  that  exemption.

Non  U.S.  Holders
Dividends
Subject  to  the  discussion  of  Backup  Withholding  and  information  reporting  below if  you  are  a  Non  U.S.  Convertible  Preferred  Stock  Shareholder payments  of  dividends  on  the  Convertible  Preferred  Stock  Shares  to  you  will  not  be  subject  to  U.S.  Federal  Income  Tax  (including  branch  profits  or  withholding  tax) provided  that:
You  do  not directly  or  indirectly actually  or  constructively own  10%  or  more  of  the  voting  power  of  the  stock  of  the  Company.
You  are  not  a  bank  receiving  interest  on  an  extension  of  credit  pursuant  to  a  loan  agreement  entered  into  in  the  ordinary  course  of  your  trade  or  business;
You  are  not  a  controlled  foreign  corporation  for  U.S.  Federal  Income  Tax  purposes  that  is actually  or  constructively related  to  the  Company  (as  provided  in  the  Code);
The  dividend  payments  are  not  effectively  connected  with  your  conduct  of  a  trade  or  business  within  the  United  States;  and
You  meet  certification  requirements.

You  will  satisfy  these  certification  requirements  if  you  certify  on  IRS  Form  W  8BEN or  a  substantially  similar  substitute  form under  penalties  of  perjury that  you  are  not  a  United  States  person  with  the  meaning  of  the  Code provide  your  name  and  address  and  file  such  form  with  the  withholding  agent.  If  you  hold  the  Convertible  Preferred  Stock  Shares  through  a  foreign  partnership  or  intermediary  must  satisfy  certification  requirements  of  applicable  Treasury  regulations.
Even  if  the  requirements  listed  above  are  not  satisfied you  will  be  entitled  to  an  exemption  from  or  reduction  in  U.S.  Withholding  Tax  provided  that:
You  are  entitled  to  an  exemption  from  or  reduction  in  Withholding  Tax  or  interest  under  a  tax  treaty  between  the  United  States  and  your  country  of  residence.  To  claim  this  exemption  or  reduction you  must  generally  complete  IRS  Form  W  8BEN  and  claim  this  exemption  or  reduction  on  the  form.  In  some  cases you  must  instead  be  permitted  to  provide  documentary  evidence  of  your  claim  to  the  intermediary or  a  qualified  intermediary  may  already  have  some  or  all  of  the  necessary  evidence  in  its  files;  or
The  dividend  income  on  the  Convertible  Preferred  Stock  Shares  is  effectively  connected  with  the  conduct  of  your  trade  or  business  in  the  United  States.  To  claim  this  exemption you  must  complete  IRS  Form  W  8ECI.

You  may  obtain  a  refund  of  any  excess  amounts  withheld  by  timely  filing  an  appropriate  claim  for  refund  with  the  IRS.

Sale Exchange  or  Other  Taxable  Dispositions  of  Convertible  Preferred  Stock  Shares

Subject  to  the  discussion  below  regarding  Backup  Withholding  and  information  reporting if  you  are  a  Non  U.S.  Convertible  Preferred  Stock  Shareholder you  will  not  be  subject  to  U.S.  Federal  Income  Tax  (including  branch  profits  tax)on  the  gain  you  realize  on  any  sale exchange redemption retirement  or  other  taxable  disposition  of  Convertible  Preferred  Stock  Shares.

The  gain  is  effectively  connected  with  your  conduct  of  a  trade  or  business  within  the  United  States  and if  required  by  an  applicable  treaty  (and  you  comply  with  a  applicable  certification  and  other  requirements  to  claim  treaty  benefits) is  generally  attributable  to  a  U.S.  permanent  establishment ;
You  are  an  individual  and  have  been  present  in  the  United  States  for  183  days  or  more  in  the  taxable  year  of  disposition  and  certain  other  requirements  are  met;  or
A  portion  of  the  gain  represents  accrued  but  unpaid  dividends  interest in  which  case  the  U.S.  Federal  Income  Tax  rules  for  dividendsinterest  would  apply  to  such  portion.

U.S.  Trade  or  Business

If  dividend  income  on  a  Convertible  Preferred  Stock  Share  or  gain  from  a  disposition  of  the  Convertible  Preferred  Stock  Shares  is  effectively  connected  with  your  conduct  of  a  U.S.  trade  or  business and if  required  by  an  applicable  treaty you  maintain  a  U.S.  permanent  establishment to  which  the  dividend interest  or  gain  is  attributable you  will  generally  be  subject  to  U.S.  Federal  Income  Tax  on  the  dividend interest  or  gain  on  a  net  basis  in  the  same  manner  as  if  you  were  a  U.S.  Convertible  Preferred  Stock  Shareholder.  If  you  are  a  foreign  corporation you  may  also  be  subject  to  a  branch  profits  tax  of  30%  of  your  effectively  connected  earnings  and  profits  for  the  taxable  year subject  to  certain  adjustments unless  you  qualify  for  a  lower  rate  under  an  applicable  income  tax  treaty.

Backup  Withholding  and  Information  Reporting

Under  current  U.S.  Federal  Income  Tax Backup  Withholding  and  information  reporting  may  apply  to  payments  made  by  the  Company  (including  any  paying  agents)to  you  in  respect  of  the  Convertible  Preferred  Stock  Shares unless  you  provide  an  IRS  Form  W  8BEN  or  otherwise  meet  documentary  evidence  requirements  for  establishing  that  you  are  a  Non  U.S.  Convertible  Preferred  Stock  Shareholder  or  otherwise  establish  an  exemption.  The  Management  of  the  Company  (or  its  paying  agents)may however report  payments  of  dividends  on  the  Convertible  Preferred  Stock  Shares.

The  gross  proceeds  from  the  disposition  of  your  Convertible  Preferred  Stock  Shares  may  be  subject  to  information  reporting  and  Backup  Withholding  Tax  at  the  applicable  rate.  If  you  sell  your  Convertible  Preferred  Stock  Shares  outside  the  United  States  through  a  foreign  office  of  a  foreign  broker  and  the  sales  proceeds  are  paid  to  you  outside  the  United  States then  the  Backup  Withholding  and  information  reporting  requirements  will  generally  not  apply  to  that  payment.  However information  reporting but  not  Backup  Withholding will  apply  to  a  payment  of  sales  proceeds even  if  that  payment  is  made  outside  the  United  States if  you  sell  your  Convertible  Preferred  Stock  Shares  through  the  foreign  office  of  a  foreign  broker  that  is for  U.S.  Federal  Income  Tax  purposes:

A  United  States  person  (within  the  meaning  of  the  Code);
A  controlled  foreign  corporation;
A  foreign  person  50%  of  more  of  whose  gross  income  is  effectively  connected  with  a  U.S.  trade  or  business  for  a  specified  three-year  period;  or
A  foreign  partnership  with  certain  connections  to  the  United  States

Unless  such  broker  has  in  its  records  documentary  evidence  that  you  are  not  a  United  States  person  and  certain  other  conditions  are  met or  you  otherwise  establish  an  exemption.  In  addition Backup  Withholding  may  apply  to  any  payment  that  the  broker  is  required  to  report  if  the  broker  has  actual  knowledge  that  you  are  a  United  States  person.

You  should  consult  your  own  tax  advisor  regarding  the  application  of  information  reporting  and  Backup  Withholding  in  your  particular  situation the  availability  of  an  exemption  from  Backup  Withholding  and  the  procedure  for  obtaining  such  an  exemption if  available.  Backup  Withholding  is  not  an  additional  tax.  Any  amounts  withheld  under  the  Backup  Withholding  rules  may  be  allowed  as  a  credit  against  your  U.S.  Federal  Income  Tax  liability  and  may  entitle  you  to  a  refund provided  the  required  information  is  timely  furnished  to  the  IRS.

The  U.S.  Federal  Tax  discussion  set  forth  above  is  included  for  general  information  only  and  may  not  be  applicable  depending  on  the  Convertible  Preferred  Stock  Shareholders  particular  situation.  Convertible  Preferred  Stock  Shareholders  should  consult  their  tax  advisors  with  respect  to  the  tax  consequences  to  them  of  the  beneficial  ownership  and  disposition  of  the  Convertible  Preferred  Stock  Shares including  the  tax  consequences  under  State Local Foreign and  other  tax  laws  and  the  possible  effects  of  changes  in  U.S.  Federal  and  other  Tax  Laws.

ITEM  17.  ADDITIONAL  REQUIREMENTS  AND  RESTRICTIONS:

Restrictions  imposed  by  the  USA  PATRIOT  ACT  and  Related  Acts.
In  accordance  with  the  Uniting  and  Strengthening  America  by  Providing  Appropriate  Tools  Required  to  Intercept  and  Obstruct  Terrorism  Act  of  2001or  the  USA  PATRIOT  ACT the  securities  offered  hereby  may  not  be  offered sold transferred  or  delivered directly  or  indirectly to  any  unacceptable  investor which  means  anyone  who  is:
A  designated  national specially  designated  national specially  designated  terrorist specially  designated  global  terrorist foreign  terrorist  organization or  blocked  person within  the  definitions  provided  under  the  Foreign  Assets  Control  Regulations  of  the  United  States or  U.S.  Treasury  Department;

Acting  on  behalf  of or  an  entity  owned  or  controlled  by any  government  against  whom  the  U.S.  maintains  economic  sanctions  or  embargoes  under  the  Regulations  of  the  U.S.  Treasury  Department;

Within  the  scope  of  Executive  Order  13224-Blocking  Property  and  Prohibiting  Transactions  with  Persons  Who  Commit Threaten  to  Commit or  Support  Terrorism effective  September  24th 2001;

A  person  or  entity  subject  to  additional  restrictions  imposed  by  any  of  the  following  statutes  or  regulations  and  executive  orders  issued  thereunder:  the  Trading  with  Enemy  Act the  National  Emergencies  Act the  Antiterrorism  and  Effective  Death  Penalty  Act  of  1996 the  International  Emergency  Economic  Powers  Act the  United  Nations  Participation  Act the  International  Security  and  Development  Cooperation  Act the  Nuclear  Proliferation  Prevention  Act  of  1994 the  Foreign  Narcotics  Kingpin  Designation  Act the  Iran  and  Libya  Sanctions  Act  of  1996 the  Cuban  Democracy  Act the  Cuban  Liberty  and  Democratic  Solidarity  Act  and  the  Foreign  Operations Export  Financing  and  Related  Programs  Appropriations  Act  or  any  other  Law  of  similar  import  to  any  non  U.S.  country as  each  such  act  or  law  has  been  or  may  be  amended adjusted modified  or  reviewed  from  time  to  time;  or

Designated  or  blocked associated  or  involved  in  terrorism or  subject  to  restrictions  under  laws regulations or  executive  orders  as  may  apply  in  the  future  similar  to  any  of  those  described  above.

ITEM  18.  ERISA  CONSIDERATIONS:

An  investment  in  the  Company  by  an  employee  benefit  plan  is  subject  to  additional  considerations.  This  is  because  investments  by  employee  benefit  plans  are  subject  to  the  Employee  Retirement  Income  Security  Act  of  1974 as  amended (ERISA  )fiduciary  responsibility  and  prohibited  transaction  provisions  and  to  restrictions  imposed  by  Code  Section  4975.  The  term  Employee  Benefit  Plan includes  without  limitation  Qualified  Pension Profit  Sharing  and  Stock  Bonus  Plans Keogh  Plans Simplified  Employee  Pension  Plans  and  Tax  Deferred  Annuities  or  IRAs  established  or  maintained  by  an  employer  or  employee  organization.  Among  other  things consideration  should  be  given  to:

Whether  the  investment  is  prudent  under  Section  404(a)(1)(B)of  ERISA;
Whether  in  making  the  investment the  investing  plan  will  satisfy  the  diversification  requirements  of  Section  404(a)(1)(C)of  ERISA;  and
Whether  the  investment  will  result  in  recognition  of  unrelated  business  taxable  income  by  the  plan  and if  so the  potential  after  tax  investment  returns.

ERISA  is  a  broad  statutory  framework  that  governs  most  U.S.  retirement  and  other  U.S.  employee  benefit  plans.  ERISA  and  the  rules  and  regulations  of  the  Department  of  Labor (DOL  ) under  ERISA  contain  provisions  that  should  be  considered  by  fiduciaries  of  employee  benefit  plans  subject  to  the  provisions  of  Title  I  of  ERISA or  ERISA  Plans and  their  legal  advisors.  The  person  having  investment  discretion  concerning  assets  of  an  employee  benefit  plan  is  generally  referred  to  as  a  fiduciary .  Such  person  should  determine  whether  an  investment  in  the  Company  is  authorized  by  the  applicable  governing  plan  instrument  wand  whether  it  is  a  proper  investment  for  the  plan.
ERISA  Section  406  and  Code  Section  4975  prohibit  employee  benefit  plans  from  engaging  in  specified  transactions  involving  plan  assets with  parties  that  are  parties  in  interest under  ERISA  or  disqualified  persons under  the  Code  with  respect  to  the  plan.
In  addition  to  considering  whether  the  purchase  of  securities  is  a  prohibited  transaction a  fiduciary  of  an  employee  benefit  plan  should  consider  whether  the  plan  will by  investing  in  the  Company be  deemed  to  own  an  undivided  interest  in  the  Companys  assets with  the  result  that  the  Companys  operations  would  be  subject  to  the  regulatory  restrictions  of  ERISA including  its  prohibited  transaction  rules as  well  as  the  prohibited  rules  of  the  Code.
The  Department  of  Labor  Regulations  provide  guidance  concerning  whether  assets  of  an  entity  in  which  employee  benefit  plans  acquire  equity  interests  would  be  deemed  plan  assets under  certain  circumstances.  Under  these  regulations an  entitys  assets  would  not  be  considered  to  be  plan  assets if among  other  things:

Equity  interests  acquired  by  employee  benefit  plans  are  publicly  offered  securities  for  example the  equity  interests  are  widely  held  by  100  or  more  investors  independent  of  the  issuer  and  each  other freely  transferrable  and  registered  under  some  provision  of  the  Federal  Securities  Laws;

The  entity  is  an  operating  company for  example it  is  primarily  engaged  in  the  production  or  sale  of  a  product  or  service  other  than  the  investment  of  capital  either  directly  or  through  a  majority  owned  subsidiary  or  subsidiaries;  or  there  is  no  significant  investment  by  benefit  plan  investors which  is  defined  to  mean  that  less  than  25%  of  the  value  of  each  class  of  equity  interest  is  held  by  the  employee  benefit  plans  referenced  to  above.

The  Company  does  not  intend  to  limit  investment  by  benefit  plan  investors  in  the  Company  because  the  Company  does  believe  that  it  does  quality  as  an  operating  company.  If  the  Department  of  Labor  were  ever  to  take  the  position  that  the  Company  is  not  an  operating  company  and  that  the  Company  has  significant  investment  by  benefit  plans then  the  Company  may  become  subject  to  the  regulatory  restrictions  of  ERISA  which  would  likely  have  a  material  adverse  effect  on  the  Companys  business  and  the  value  of  its  Common  Stock.
Plan  fiduciaries  contemplating  a  purchase  of  securities  offered  hereunder  are  highly  encouraged  to  consult  with  their own  legal  counsel  regarding  the  consequences  under  ERISA  and  the  Code  in  light  of  the  serious  penalties  imposed  on  persons  who  engage  in  prohibited  transactions  or  other  violations.
ACCEPTANCE  OF  ORDERS  ON  BEHALF  OF  PLANS  IS  IN  NO  RESPECT  A  REPRESENTATION  BY  THE  COMPANYS  BOARD  OF  DIRECTORS  OR  ANY  OTHER  PARTY  RELATED  TO  THE  COMPANY  THAT  THIS  INVESTMENT  MEETS  THE  RELEVANT  LEGAL  REQUIREMENTS  REGARDING  INVESTMENTS  BY  ANY  PARTICULAR  PLAN  OR  THAT  AN  INVESTMENT  WITH  THE  COMPANY  IS  APPROPRIATE  FOR  ANY  PARTICULAR  TYPE  OF  PLAN.  THE  PERSON  WITH  INVESTMENT  DISCRETION  SHOULD  CONSULT  THEIR  ATTORNEY  AND  FINANCIAL  ADVISORS  AS  TO  THE  APPROPRIATENESS  OF  AN  INVESTMENT  IN  THE  COMPANY  BASED  ON  CIRCUMSTANCES  OF  THE  PARTICUAL  PLAN.

ITEM 19.
PUBLIC  REPORTING  REQUIREMENTS  OF  THE  COMPANY:

The  Company  will  furnish  the  following  reports statements and  tax  information  to  each  shareholder.

Reporting  Requirements  under  Tier  II  of  Regulation  A.  Following  this  Tier  II Regulation  A  Offering the  Company  will  be  required  to  comply  with  certain  ongoing  disclosure  requirements  under  Rule  257  of  Regulation  A.  The  Company  will  be  required  to  file:  (i)an  annual  report  with  the  SEC  on  Form  1  K;  (ii)a  semi-annual  report  with  the  SEC  on  Form  1  SA;  (iii)current  reports  with  the  SEC  on  Form  1-U;  and  (iv)a  notice  under  cover  of  Form  1.Z.  The  necessity  to  file  current  reports  will  be  triggered  by  certain  corporate  events similar  to  the  ongoing  reporting  obligation  faced  by  issuers  under  the  Exchange  Act however  the  requirement  to  file  a  Form  1  U  is  expected  to  be  triggered  by  significantly  fewer  corporate  events  than  that  of  the  Form  8  K.  Parts  I  II  of  Form  1-Z  will  be  filed  by  the  Company  when  it  decides  to and  is  no  longer  obligated  to  file  and  provide  annual  reports  pursuant  to  the  requirements  of  Regulation  A.

Annual  Reports.  As  soon  as  practicable but  in  no  event  later  than  one  hundred  twenty  (120)days  after  the  close  of  the  Companys  fiscal  year ending  January  31st the  Companys  Board  of  Directors  will  cause  to  be  mailed  or  made  available by  any  reasonable  means to  each  Shareholder  as  of  the  date  selected  by  the  Companys  Board  of  Directors an  annual  report  containing  financial  statements  of  the  Company  for  such  fiscal  year presented  in  accordance  with  GAAP including  a  balance  sheet  and  statements  of  operations company  equity  and  cash  flows with  such  statements  having  been  audited  by  an  accountant  selected  by  the  Companys  Board  of  Directors.  The  Companys  Board  of  Directors  shall  be  deemed  to  have  made  a  report  available  to  each  Shareholder  as  required  if  it  has  either  (i)filed  such  report  with  the  SEC  via  its  Electronic  Data  Gathering Analysis  and  Retrieval  System  (the  EDGAR  System  )and  such  report  is  publicly  available  on  such  system  or  (ii)made  such  report  available  on  any  website  maintained  by  the  Company  and  available  for  viewing  by  the  Shareholders.

Tax  Information  On  or  before  January  31st  of  the  year  immediately  following  the  Companys  fiscal  year which  is  currently  January  1st  through  December  31st the  Company  will  send  to  each  Shareholder  such  tax  information  as  shall  be  reasonably  required  for  Federal  and  State  Income  Tax  reporting  purposes.

Stock  Certificates.  The  Company  does  not  anticipate  issuing  Stock  Certificates  representing  Convertible  Preferred  Stock  Shares  purchased  in  this  Offering  to  new  Shareholders.  However the  Company  is  permitted  to  issue  stock  certificates  and  may  do  so  at  the  request  of  the  investor  andor  a  Stock  Transfer  Agent.  The  number  of  Convertible  Preferred  Stock  Shares  held  by  each  Shareholder  will  be  maintained  by  the  Company or  the  Companys  Stock  Transfer  Agent in  the  Companys  register.

ITEM  20.  DIRECT  LISTING  OF  THE  COMPANYS  SECURIITES  ON  THE  NEW  YORK  STOCK  EXCHANGE  OR  NASDAQ

Direct  Listings:  An  evolving  pathway  to  the  public  capital  markets.

Direct  listings  have  increasingly  been  gaining  attention  as  a  means  for  a  private  company  to  go  public.  A  direct  listing  refers  to  the  listing  of  a  privately  held  companys  stock  for  trading  on  a  national  stock  exchange  (either  the  NYSE  or  Nasdaq)without  conducting  an  underwritten  offering spin  off  or  transfer  quotation  from  another  regulated  stock  exchange.  Under  historical  stock  exchange  rules direct  listings  involve  the  registration  of  a  secondary  offering  of  a  companys  shares  on  a  registration  statement  on  Form  S.1  or  other  applicable  registration  form  publicly  filed  with and  declared  effective  by the  Securities  and  Exchange  Commission or  the  SEC at  least  15  days  in  advance  of  launch  referred  to  as  a  Selling  Shareholder  Direct  Listing.  Existing  shareholders such  as  employees  and  early  stage  investors whose  shares  are  registered  for  resale  or  that  may  be  resold  under  Rule  144  under  the  Securities  Act are  able  to  sell  their  shares  on  the  applicable  exchange but  are  not  obligated  to  do  so providing  flexibility  and  value  to  such  shareholders  by  creating  a  public  market  and  liquidity  for  the  companys  stock.  Historically companies  were  not  permitted  to  raise  fresh  capital  as  part  of  the  direct  listing  process.  On  December  22 2020 however the  SEC  issued  its  final  approval  of  rules  proposed  by  the  NYSE  that  permit  a  primary  offering  along  with or  in  lieu  of a  direct  secondary  listing  referred  to  as  a  Primary  Direct  Floor  Listing.  Upon  listing  of  the  companys  stock the  company  becomes  subject  to  the  reporting  and  governance  requirements  applicable  to  publicly  traded  companies including  periodic  reporting  requirements  under  the  Securities  Exchange  Act  of  1934 as  amended  (the  Exchange  Act) and  governance  requirements  of  the  applicable  exchange.

Companies  may  pursue  a  direct  listing  to  provide  liquidity  and  a  broader  trading  market  for  their  shareholders;  however the  listing  company  can  also  benefit  even  if  not  raising  capital  in  a  Primary  Direct  Floor  Listing.  A  direct  listing whether  a  Primary  Direct  Floor  Listing  or  a  Selling  Shareholder  Direct  Listing will  provide  a  company  with  many  of  the  benefits  of  a  traditional  IPO including  access  to  the  public  markets  for  capital  raising  and  the  ability  to  use  publicly  traded  equity  as  an  acquisition  currency.

Advantages  of  a  direct  listing  as  compared  to  an  IPO.

Immediate  Benefits  to  Existing  Shareholders.
In  both  a  Selling  Shareholder  Direct  Listing  and  Primary  Direct  Floor  Listing all  selling  shareholders  whose  shares  are  registered  on  the  applicable  registration  statement  or  whose  shares  are  eligible  for  resale  under  Rule  144  will  have  the  opportunity  to  participate  in  the  first  day  of  trading  of  the  companys  stock.  Shareholders  who  choose  to  sell  are  able  to  do  so  at  market  trading  prices rather  than  only  at  the  initial  price  to  the  public  set  in  an  IPO.  The  ability  to  sell  at  market  prices  on  the  first  day  of  a  listing  can  be  a  significant  benefit  to  existing  shareholders  who  elect  to  sell.  However this  benefit  assumes  there  is  sufficient  market  demand  for  the  shares  offered  for  resale.

Potentially  Wider  Initial  Market  Participation.
The  traditional  IPO  process  includes  a  focused  set  of  participants and  institutional  buyers  tend  to  feature  prominently  in  the  initial  allocation  of  shares  to  be  sold  by  the  underwriting  syndicate.  Direct  listings  offer  access  to  a  wider  group  of  investors as  any  investor  may  place  orders  through  its  broker.  In  a  Selling  Shareholder  Direct  Listing any  prospective  purchasers  of  shares  are  able  to  place  orders  with  their  broker  dealer  of  choice at  whatever  price  they  believe  is  appropriate and  such  orders  become  part  of  the  initial  reference price  setting  process.  The  price  setting  mechanisms  applicable  to  Primary  Direct  Floor  Listings  differ  in  material  respects  from  the  practice  that  has  developed  with  respect  to  Selling  Shareholder  Direct  Listings.  In  a  Primary  Direct  Floor  Listing prospective  purchasers  of  shares  are  able  to  place  orders  with  their  broker  dealer  of  choice  at  whatever  price  they  believe  is  appropriate but  will  have  priority  for  purchases  at  the  minimum  offering  price  specified  in  the  related  prospectus.

Flexibility  in  Marketing.
IPO  marketing  has  become  more  flexible  since  the  introduction  of  rules  providing  for  testing  the  waters communications  by  Emerging  Growth  Companies  and starting  December  3 2019 all  companies.  However a  direct  listing  allows  a  company  to  avoid  the  rigidity  of  the  traditional  roadshow  conducted  for  a  specified  period  of  time  following  the  publicly  announced  launch  of  an  IPO  and  allows  it  to  tailor  marketing  activities  to  the  specific  considerations  underlying  the  direct  listing.  For  instance the  traditional  roadshow  has  been  replaced  in  some  direct  listings  by  an  investor  day  whereby  the  company  invites  investors  to  learn  about  the  company  one  to  many such  as  via  a  webcast which  can  be  considered  more  democratic  as  all  investors  have  access  to  the  same  educational  materials  at  once.  Marketing  efforts  may  include  one  or  more  of  these  investor  days  and  a  roadshow  like  presentation conducted  at  times  deemed  most  advantageous  (although  the  applicable  registration  statement  must  still  be  publicly  filed  for  at  least  15  days  in  advance  of  any  such  marketing  efforts).  Although  the  approximate  timing  of  the  direct  listing  can  be  inferred  from  the  status  of  the  publicly  filed  registration  statement the  company  may  have  more  flexibility  as  to  the  day  its  shares  commence  trading  on  the  applicable  stock  exchange.

Brand  Visibility.
As  direct  listings  are  still  a  relatively  novel  concept  in  U.S.  capital  markets any  direct  listing  with  moderate  success in  particular  a  direct  listing  involving  a  primary  capital  raise will  likely  draw  broad  interest  from  market  participants  and  relevant  media.  This  effect  is  multiplied  when  the  listing  company  has  a  well  recognized  brand  name.

No  Underwriting  Fees.
A  direct  listing  can  save  money  by  allowing  companies  to  avoid  underwriting  discounts  and  commissions  on  the  shares  sold  in  the  IPO.  In  direct  listings  to  date the  companies  have  engaged  financial  advisers  to  assist  with  the  positioning  of  the  company  and  the  preparation  of  the  registration  statement.  Such  financial  advisors  have  been  paid  significant  fees though  substantially  less  than  traditional  IPO  underwriting  discounts  and  commissions.  This  may  marginally  decrease  a  companys  cost  of  capital although  the  company  will  still  incur  significant  fees  to  market  makers  or  specialists independent  valuation  agents auditors  and  legal  counsel.

More  Flexible  Lockup  Agreements.
In  most  direct  listings  to  date existing  management  and  significant  shareholders  are  not  typically  subject  to  the  restrictions  imposed  by  180  day  lockup  agreements  standard  in  IPOs.  Notwithstanding as  practice  evolves practice  may  vary  from  transaction  to  transaction.  For  example Spotifys  largest  non  management  shareholder  was  subject  to  a  lockup  and  Palantirs  directors  and  executive  officers  were  subject  to  a  lockup  period.  We  expect  that  lockup  arrangements  in  direct  listings  will  continue  to  be  more  tailored  to  the  particular  companys  circumstances  than  in  traditional  IPOs.

Certain  issues  to  consider  before  choosing  a  direct  listing.

Establishing  a  Price  Range  or  Initial  Reference  Price.
No  marketing  efforts  are  permissible  without  a  compliant  preliminary  prospectus  on  file  with  the  SEC and  such  prospectus  must  include  an  estimated  price  range.  In  a  traditional  IPO  and  Primary  Direct  Floor  Listing the  cover  page  of  the  preliminary  prospectus  contains  a  price  range  of  the  anticipated  initial  sale  price  of  the  shares.  In  a  Selling  Shareholder  Direct  Listing the  current  market  practice  is  to  describe  how  the  initial  reference  price  is  derived  (e.g. by  buy  and  sell  orders  collected  by  the  applicable  exchange  from  various  broker  dealers).  These  buy  and  sell  orders  have  in  the  past  been  largely  determined  with  reference  to  high  and  low  sales  prices  per  share  in  recent  private  transactions  of  the  subject  company.  In  cases  where  a  company  does  not  have  such  transactions  to  reference additional  information  will  be  necessary  to  educate  and  assist  investors  and  help  establish  an  initial  bid  price.  In  addition the  listing  company  in  a  direct  listing  may  elect  to  increase  the  period  between  the  effectiveness  of  its  registration  statement  and  its  first  day  of  trading thereby  allowing  time  for  additional  buy  and  sell  orders  to  be  placed.  In  either  case the  financial  advisor  to  the  company  will  play  an  important  role  in  establishing  a  price  range  or  initial  reference  price as  applicable.

Financial  Advisors  and  Their  Independence.
In  a  Selling  Shareholder  Direct  Listing the  rules  of  both  the  NYSE  and  Nasdaq  require  that  the  listing  company  appoint  a  financial  advisor  to  provide  an  independent  valuation  of  the  listing  companys  publicly  held shares  and in  practice assist  the  applicable  exchanges  market  maker  or  specialists as  applicable in  setting  a  price  range  or  initial  reference  price as  applicable.  In  past  direct  listings in  particular  those  involving  the  NYSE the  financial  advisor  that  served  this  role  was  not  the  financial  advisor  the  listing  company  engaged  to  advise  generally including  to  assist  the  company  define  objectives  for  the  listing position  the  equity  story  of  the  company advise  on  the  registration  statement assist  in  preparing  presentations  and  other  public  communications  and  help  establish  a  firm  price  range  in  a  Primary  Direct  Floor  Listing.  As  reviewed  in  detail  below the  financial  advisor  that  values  the  publicly  held shares  and  assists  the  applicable  exchanges  market  maker  or  specialists as  applicable must  be  independent which  under  the  relevant  rules  disqualifies  any  broker  dealer  that  has  provided  investment  banking  services  to  the  listing  company  within  the  12  months  preceding  the  date  of  the  valuation.

Shares  to  be  Registered.
In  a  direct  listing in  addition  to  new  shares  being  issued  in  connection  with  a  Primary  Direct  Floor  Listing a  company  generally  registers  for  resale  all  of  its  outstanding  common  equity  which  cannot  then  be  sold  pursuant  to  an  applicable  exemption  from  registration  (such  as  Rule  144) including  those  subject  to  registration  rights  obligations.  The  company  may  also  register  shares  held  by  affiliates  and  non  affiliates  who  have  held  the  shares  for  less  than  one  year  or  otherwise  did  not  meet  the  requirements  for  transactions  without  restriction  under  Rule  144.Companies  may  also  register  shares  held  by  employees  to  address  any  regulatory  concerns  that  resales  of  shares  by  employees  occurring  around  the  time  of  the  direct  listing  may  not  have  been  entitled  to  an  exemption  from  registration  under  the  Securities  Act.  All  shares  subject  to  registration  may  be  freely  resold  pursuant  to  the  registration  statement  only  as  long  as  the  registration  statement  remains  effective  and  current.  The  company  will  typically  bear  the  related  costs.

Direct  Listing  Specific  Risks.
Traditional  IPOs  offer  certain  advantages  that  are  not  currently  present  in  direct  listings.  Going  public  without  the  structure  of  an  IPO  process  is  not  without  risk such  as  the  need  to  obtain  research  coverage  in  the  absence  of  an  underwriting  syndicate  that  has  research  analysts  or  the  need  to  educate  investors  on  the  companys  business  model.  Any  company  considering  a  direct  listing  should  contemplate  whether  its  investor  relations  apparatus  is  capable  of  playing  an  outsized  role  in  coordinating  marketing  efforts  and  outreach  to  potential  investors both  in  connection  with  the  listing  and  after  the  transaction.  Notably in  a  Selling  Shareholder  Direct  Listing the  listing  companys  management  plays  no  role  in  setting  the  initial  reference  price and  certain  market  making  activities  conducted  by  the  underwriting  syndicate  may  be  unavailable.  In  a  Primary  Direct  Floor  Listing the  listing  companys  management  may  play  an  outsized  role  in  determining  an  initial  price  range.  Either  scenario  may  present  unacceptable  risk  for  companies  that  may  otherwise  be  poised  to  undertake  a  direct  listing.

The  NYSE  and  Nasdaq  rules  applicable  to  a  direct  listing.

Background.
The  direct  listing  rules  of  both  the  NYSE  and  Nasdaq  Global  Select  Market  are  substantially  similar  and  are  structured  as  an  exception  to  each  exchanges  requirement  concerning  the  aggregate  market  value  of  the  company  to  be  listed.  Prior  to  the  direct  listing  rules companies  that  did  not  previously  have  their  common  equity  registered  under  the  Exchange  Act  were  required  to  show  an  aggregate  market  value  of  publicly  held shares  in  excess  of  $100  million  ($110  million  for  Nasdaq  Global  Select  Market under  certain  circumstances) such  market  value  being  established  by  both  an  independent  third  party  valuation  and  recent  trading  prices  in  a  trading  market  for  unregistered  securities  (commonly  referred  to  as  the  Private  Placement  Market).
 Publicly  held shares  include  those  held  by  persons  other  than  directors officers  and  presumed  affiliates  (shareholders  holding  in  excess  of  10%).  The  Private  Placement  Market  includes  trading  platforms  operated  by  any  national  securities  exchange  or  registered  broker-dealers.  Generally in  a  direct  listing the  relevant  company  either  (i)does  not  have  its  shares  traded  on  a  Private  Placement  Market  prior  its  listing  or  (ii)underlying  trading  in  the  Private  Placement  Market  is  not  sufficient  to  provide  a  reasonable  basis  for  reaching  conclusions  about  a  companys  trading  price.

Direct  Listings  on  Secondary  Markets.
Nasdaq  rules  permit  direct  listings  onto  the  Nasdaq  Global  Market  and  Nasdaq  Capital  Market the  second  and  third  tier  Nasdaq  markets respectively.  If  the  company  to  be  listed  on  a  secondary  market  does  not  have  recent  sustained  trading  activity  in  a  Private  Placement  Market and  thereby  must  rely  on  an  independent  third  party  valuation  consistent  with  the  rules  described  above such  calculation  must  reflect  a  (i)tentative  initial  bid  price (ii)market  value  of  listed  securities  and  (iii)market  value  of  publicly  held  shares  that  each  exceed  200  percent  of  the  otherwise  applicable  requirements.

Requirements  for  a  Direct  Listing.
The  direct  listing  rules  discussed  above  were  intended  to  provide  relief  for  privately  held  unicorns or  companies  that  are  otherwise  sufficiently  capitalized  and  which  do  not  need  to  raise  money.  Each  exchanges  listing  standards  applicable  to  direct  listings  by  U.S.  companies  are  summarized by  relevant  exchange in  the  05  pages  that  follow.

NYSE  (Selling  Shareholder  Direct  Listing):

Market  Value  of  Publicly  Held  Shares  (ie held  by  persons  other  than  directors officers  and  presumed  affiliates):

The  listing  company  must  have  a  recent  valuation  from  an  independent  third  party  indicating  at  least  $250  Million  USD  in  aggregate  market  value  of  publicly  held  shares  (Rule  102.01A(E))

Financial  Standards:
The  listing  company  is  required  to  meet  one  of  the  following  applicable  financial  standards:
Each  of  (a)aggregate  adjusted  pretax  income  for  the  last  three  fiscal  years  in  excess  of  $10  Million  USD (b)with  at  least  $2  Million  USD  in  each  of  the  two  most  recent  fiscal  years and  (c)positive  income  in  each  of  the  last  three  years  (the  NYSE  Earnings  Test  ).
Global  Market  Capitalization  of  $200  Million  USD  (the  Global  Market  Capitalization  Test  ).

Distribution  Standards:
The  listing  company  must  meet  the  following  distribution  standards:
400  round  lot  shareholders;
1.1  million  publicly  held  shares;  and
Minimum  initial  reference  price  of  $4.00  USD

Engagement  of  Financial  Advisor:
Any  valuation  used  in  connection  with  a  direct  listing  must  be  provided  by  an  entity  that  has  significant  experience  and  demonstrable  competence  in  the  provision  of  such  valuations.  (Rule  102.01A(E)).
A  valuation  agent  will  not  be  deemed  to  be  independent  if  (Rule  102.01A(E)):
At  the  time  it  provides  such  valuation the  valuation  agent  or  any  affiliated  person  or  persons  beneficially  own  in  the  aggregate as  of  the  date  of  the  valuation more  than  5%  of  the  class  of  securities  to  be  listed including  any  such  securities  exercisable  within  60  days.
The  valuation  of  any  affiliated  entity  has  provided  any  investment  banking  services  to  the  listing  applicant  within  12  months  preceding  the  date  of  the  valuation.  For  purposes  of  this  provision investment  banking  services include without  limitation acting  as  an  underwriter  in  an  offering  for  the  issuer;  acting  as  a  financial  advisor  in  a  merger  or  acquisition;  providing  venture  capital equity  lines  of  credit PIPEs  (private  investment public  equity  transactions) or  similar  investments;  serving  as  placement  agent  for  the  issuer;  or  acting  as  a  member  of  a  selling  group  in  a  securities  underwriting.
The  valuation  agent  or  any  affiliated  entity  has  been  engaged  to  provide  investment  banking  services  to  the  listing  applicant  in  connection  with  the  proposed  listing or  any  related  financings or  other  relating  transactions.

NYSE  (Primary  Direct  Listing  Floor):

Market  Value  of  Publicly  Held  Shares  (ie held  by  persons  other  than  directors officers  and  presumed  affiliates):

The  listing  company  (i)must  sell  at  least  $100  Million  of  shares  in  the  opening  auction or  (ii)show  that  the  aggregate  market  value  of  shares  sold  in  the  opening  auction together  with  publicly  held  shares exceeds  $250  Million  USD in  each  case  with  market  value  calculated  using  the  lowest  price  per  share  set  forth  in  the  related  prospectus.

Financial  Standards:
The  listing  company  is  required  to  meet  one  of  the  following  applicable  financial  standards:
Each  of  (a)aggregate  adjusted  pre  tax  income  for  the  last  three  fiscal  years  in  excess  of  $10  Million  USD (b)with  at  least  $2  Million  USD  in  each  of  the  two  most  recent  fiscal  years and  (c)positive  income  in  each  of  the  last  three  years  (the  NYSE  Earnings  Test  ).
Global  Market  Capitalization  of  $200  Million  USD  (the  Global  Market  Capitalization  Test  ).

Distribution  Standards:
The  listing  company  must  meet  the  following  distribution  standards:
400  round  lot  shareholders;
1.1  million  publicly  held  shares;  and
Minimum  initial  reference  price  of  $4.00  USD

Engagement  of  Financial  Advisor:
Not  required  in  connection  with  a  Primary  Direct  Floor  Listings  as  the  related  prospectus  is  required  to  include  a  price  range  within  which  the  company  anticipates  selling  the  shares  it  is  offering.

NASDAQ  GLOBAL  SELECT  MARKET:

Market  Value  of  Publicly  Held  Shares  (ie held  by  persons  other  than  directors officers  and  presumed  affiliates):

The  listing  company  must  have  a  recent  valuation  from  an  independent  third  party  indicating  at  least  $250  Million  USD  in  aggregate  market  value  of  publicly  held  shares.  (Rule  IM  5315.1(b))9

Financial  Standards:
The  listing  company  is  required  to  meet  one  of  the  following  applicable  financial  standards:
Each  of  (a)aggregate  adjusted  pre  tax  income  for  the  last  three  fiscal  years  in  excess  of  $11  Million  USD (b)with  at  least  $2.2  million  in  each  of  the  two  most  recent  fiscal  years (c)positive  income  in  each  of  the  last  three  fiscal  years  (the  NASDAQ  Earnings  Standard  ).
Each  of  (a)average  market  capitalization  in  excess  of  $550  Million  USD  over  the  prior  12  months (b)$110  Million  USD  in  revenue  for  the  previous  fiscal  year and  (c)aggregate  cash  flows  for  the  last  three  fiscal  years  in  excess  of
$27.5  Million  USD  and  positive  cash  flows  for  each  of  the  last  three  fiscal  years  (the  Capitalization  with  Cash  Flow  Standard  ).
Each  of  (a)average  market  capitalization  in  excess  of  $850  Million  USD  over  the  prior  12  months  and  (b)$90  Million  in  revenue  for  the  previous  fiscal  year  (the  Capitalization  with  Revenue  Standard  ).
Each  of  (a)market  capitalization  in  excess  of  $160  Million  USD (b)total  assets  in  excess  of  $80  Million  USD and
(c)stockholders  equity  in  excess  of  $55  Million  USD  (the  Assets  with  Equity  Standard  ).

Distribution  Standards:
The  listing  company  must  meet  the  following  liquidity  standards:
450  round  lot  shareholders  or  2 200  total  shareholders;
1.25  million  publicly  held  shares;  and
Minimum  initial  reference  price  of  $4.00  USD

Engagement  of  Financial  Advisor:
Any  valuation  in  connection  with  a  direct  listing  must  be  provided  by  an  entity  that  has  significant  experience  and  demonstrable  competence  in  the  provision  of  such  valuations  (Rule  IM  5315.1(e))
A  valuation  agent  will  not  be  deemed  to  be  independent  if  (Rule  5315.1(f)):

NASDAQ  GLOBAL  MARKET:

Market  Value  of  Publicly  Held  Shares  (ie held  by  persons  other  than  directors officers  and  presumed  affiliates):

The  listing  company  must  have  a  recent  valuation  from  an  independent  third  party  indicating  at  in  excess  of  $16  Million  USD  to
$40  Million  USD  in  aggregate  market  value  of  publicly  held  shares depending  on  the  financial  standard  met  below  (Rule  5405).

Financial  Standards:
The  listing  company  is  required  to  meet  one  of  the  following  applicable  financial  standards:
Each  of(a)aggregate  adjusted  pre  tax  income  in  excess  of  $1  Million  USD  in  the  last  fiscal  year  or  in  two  of  the  last  three  fiscal  years  and(b)stockholders  equity  in  excess  of  $15  Million  USD.
Each  of(a)stockholders  equity  in  excess  of  $30  Million  USD  and  (b)two  years  of  operating  history.
Market  value  of  listed  securities  in  excess  of  $150  Million  USD.
Total  assets  and  total  revenue  in  excess  of  $75  Million  USD  in  the  latest  fiscal  year or  in  two  of  the  last  three  fiscal  years.

Distribution  Standards:
The  listing  company  must  meet  the  following  liquidity  standards:
400  round  lot  shareholders  or  2 200  total  shareholders;
1.1  million  publicly  held  shares;  and
Minimum  initial  reference  price  of  $8.00  USD

Engagement  of  Financial  Advisor:
Any  valuation  in  connection  with  a  direct  listing  must  be  provided  by  an  entity  that  has  significant  experience  and  demonstrable  competence  in  the  provision  of  such  valuations  (Rule  IM  5315.1(e))
A  valuation  agent  will  not  be  deemed  to  be  independent  if  (Rule  5315.1(f)):

NASDAQ  CAPITAL  MARKET:

Market  Value  of  Publicly  Held  Shares  (ie held  by  persons  other  than  directors officers  and  presumed  affiliates):

The  listing  company  must  have  a  recent  valuation  from  an  independent  third  party  indicating  at  in  excess  of  $10  Million  USD  to
$30  Million  USD  in  aggregate  market  value  of  publicly  held  shares depending  on  the  financial  standard  met  below  (Rule  5505).

Financial  Standards:
The  listing  company  is  required  to  meet  one  of  the  following  applicable  financial  standards:
Each  of  (a)stockholders  equity  in  excess  of  $15  Million  USD  and  (b)two  years  of  operating  history
Each  of  (a)stockholders  equity  in  excess  of  $4  Million  USD  and  (b)market  valuation  of  list  securities  in  excess  of
$100  Million  USD.
Total  assets  and  total  revenue  of  $75  Million  USD  in  the  latest  fiscal  year  or  in  two  of  the  last  three  fiscal  years.

Distribution  Standards:
The  listing  company  must  meet  the  following  liquidity  standards:
300  round  lot  shareholders  or  2 200  total  shareholders;
1  million  publicly  held  shares;  and
Minimum  initial  reference  price  of  $8.00  USD  OR  closing  price  of  $6.00  USD.

Engagement  of  Financial  Advisor:
Any  valuation  in  connection  with  a  direct  listing  must  be  provided  by  an  entity  that  has  significant  experience  and  demonstrable  competence  in  the  provision  of  such  valuations  (Rule  IM  5315.1(e))
A  valuation  agent  will  not  be  deemed  to  be  independent  if  (Rule  5315.1(f)):

ITEM  21.  DIRECT  LISTING  OF  THE  COMPANYS  SECURIITES  ON  THE  OTC  MARKET  (Only  in  the  event  that  the
Company  does  not  qualify  for  a  listing  of  the  Companys  Securities  on  the  NYSE  MKT  or  NASDAQ).

Overview:

Public  trading  is  often  a  key  component  in  creating  successful  and  sustainable  enterprises  over  the  long  term and  provides  companies  with  access  to  benefits  not  easily  available  to  private  companies.

Companies  go  public  to  build  visibility create  share  liquidity grow  their  valuation gain  wider  access  to  capital  and  convey  their  reputation  to  investors.  Public  companies  have  the  advantage  of  perpetual  capital competitive  benchmarks  and  trust  that  is  driven  by  transparency.

In  contrast  to  the  traditional  accelerated  IPO  process a  Slow  PO enables  companies  to  enter  into  the  public  markets  by  making  previously  restricted  shares  available  for  public  trading  by  brokers  on  the   OTCQX OTCQBand  PinkMarkets.  The  Slow  PO  is  akin  to  a  direct  listing on  an  exchange  where  a  company  goes  public  without  raising  money  and  without  underwriting  as  in  a  traditional  IPO.  The  longer  on  ramp  allows  seasoned  companies  with  an  established  investor  base  to  avoid  the  high  costs  and  time  pressures  of  a  traditional  IPO while  growing  their  liquidity  organically  over  time.  The  Slow  PO  also  provides  management  more  resources  to  focus  on  executing  their  business  plans  as  they  grow  into  the  company  they  aspire  to  be.

Shareholder  capital  raised  through  private  placements  to  angel  investors private  equity  firms and  venture  capital  has  created  a  huge  pool  of  value  that  can  be  unlocked  and  used  by  companies  to  build  an  informed  and  efficient  public  trading  market  of  these  freely  tradable  shares.

Benefits  of  a  Slow  PO

Provides  management  with  more  resources  to  focus  on  growing  the  business  rather  than  meeting  externally  imposed  financial  targets  and  time  pressures  of  a  traditional  IPO.

Builds  investor  confidence  in  the  quality  of  the  companys  management  and  financials  as  the  market  in  its  shares  expand.

Enables  companies  to  grow  liquidity  organically  through  a  slower  entry  to  the  public  markets.

Allows  companies  to  choose  the  market  visibility  and  reporting  status  that  best  fits  their  needs  whether  SEC  reporting  or  Alternative  Reporting  Standard.

How  a  Slow  PO  Works:
A  Slow  PO  enables  companies  to  enter  the  public  markets  by  making  previously  restricted  shares  available  for  public  trading  on  the   OTCQX OTCQB  and  Pink  markets.
RAISE  CAPITAL  IN  PRIVATE  OR  RESTRICTED  OFFERINGS  OR  ISSUE  SHARES  TO  EMPLOYEES:  The  Securities  Act  of
1933  provides  several  exemptions  from  registration  for  companies  looking  to  sell  shares  to  investors.  Four  of  the  more  popular  offering  exemptions  are:
Regulation  A+  (Tier  I  Tier  II)
Rule  506  of  Regulation  D
Rule  144A
Rule  701  (for  issuance  to  employeesservice  providers  only)

MAKING  SHARES  TRADABLE  AFTER  REGISTRATION  OR  SEASONING:
Registration:  Once  shares  have  been  issued to  make  them  immediately  tradable a  company  would  have  to  file  a  registration  statement  with  respect  to  the  securities  under  the  Securities  Act  of  1933.
Seasoning:  A  company  may  work  with  its  attorney  and  transfer  agent  to  remove  restrictive  legends  from  shares  held  by  non  affiliates  for  greater  than  six  months  (for  securities  of  issuers  current  with  their  reporting  obligations  to  the  SEC) or  one  year  (for  securities  of  non  SEC  reporting  issuers).

ENABLE  BROKERDEALERS  TO  QUOTE  SHARES  ON  OTC  LINKATS:
a)A  FINRA  member  broker  dealer  must  sponsor  the  companys  securities  by  filing  a  Form  211  with  FINRA.  After  30  days those  securities  will  become  piggyback  qualified allowing  any  broker  dealer  to  quote  them.

Liquidity  on   OTCQX OTCQB  OTC  Pink:
OTC  LinkATS  is  an  SEC  registered  Alternative  Trading  System  for  broker  dealer  subscribers  to  provide  investors  with  an  efficient  and  effective  electronic  trading  experience.  OTC  LinkATS  directly  links  a  diverse  network  leading  U.S.  broker  dealers  that  provide  liquidity  and  execution  services  for  U.S.  and  global   OTCQX OTCQB  and  Pink  securities.  Its  real  time  price  transparency  and  connectivity  offers  broker  dealers  control  of  trades  and  choice  of  counterparties  so  that  they  can  efficiently  provide  best  execution attract  order  flow and  comply  with  FINRA  and  SEC  regulations.
In  addition investors  in  all  OTCQX  and  OTCQB  companies  may  view  the  full  market  depth  of  their  stock  free  of  charge  on  www.otcmarkets.com  through  the  Real  Time  Level  2  Quote  Display  Service.  OTC  Link  ATS  is  operated  by  OTC  Link  LLC a  FINRA  member  broker  dealer  and  wholly  owned  subsidiary  of  OTC  Markets  Group  Inc.
OTC  Link  ATS  is  operated  by  OTC  Link  LLC a  FINRA  member  broker  dealer  and  wholly  owned  subsidiary  of  OTC  Markets  Group  Inc.

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ITEM  22.
HOW  TO  SUBSCRIBE:

Subscription  Procedures
Investors  seeking  to  purchase  Shares  of  the  Companys  Convertible  Preferred  Stock  who  satisfy  the  Qualified  Purchaser standards  should  proceed  as  follows:
Read  this  entire  Offering  Circular  (including  all  Exhibits  hereto)and  any  supplements  accompanying  this  Offering  Circular.
Electronically  complete  and  execute  a  copy  of  the  Subscription  Agreement.  A  complete  copy  of  the  Subscription  Agreement including  instructions  for  completing  it is  included  in  this  Offering  Circular  as  Exhibit  A.

By  executing  the  Subscription  Agreement  and  paying  the  total  purchase  price  for  the  Companys  Convertible  Preferred  Stock  Shares  subscribed  for each  investor  agrees  to  accept  the  terms  of  the  Subscription  Agreement  and  attests  that  the  investor  meets  the  minimum  standards  of  a  Qualified  Purchaser. And  for  non-accredited  investors  that  such  subscription  for  Shares  of  the  Companys  Convertible  Preferred  Stock  does  not  exceed  ten  percent(10%)of  the  greater  of  such  investors  annual  income  or  net  worth  (for  natural  persons) or  ten  percent(10%)of  the  greater  of  annual  revenue  or  net  assets  at  fiscal  year  end  (for  non  natural  persons).  Subscriptions  will  be  binding  upon  investors  but  will  be  effective  only  upon  the  Companys  acceptance  and  the  Company  reserves  the  right  to  reject  any  subscription  in  whole  or  in  part.
Right  to  Reject  Subscriptions.  After  the  Company  receives  your  complete executed  Subscription  Agreement  and  the  funds  required  under  the  Subscription  Agreement  have  been  received the  Company  has  the  right  to  review  and  accept  your  subscription  in  whole  or  in  part for  any  reason  or  for  no  reason.  The  Company  will  return  all  monies  from  rejected  subscriptions  immediately  to  you generally  without  interest  and  without  deduction.
Acceptance  of  Subscriptions.  Upon  the  Companys  acceptance  of  a  Subscription  Agreement the  Company  will  countersign  the  Subscription  Agreement  and  issue  the  Shares  at  closing.  Once  you  submit  the  Subscription  Agreement and  it  is  accepted you  may  not  revoke  or  change  your  subscription or  request  your  subscription  funds  returned.  All  accepted  Subscription  Agreements  are  irrevocable.
Minimum  Purchase  Requirements.  You  must  purchase  at  least  ten(10)Convertible  Preferred  Stock  Shares  at  a  price  of  $100.00  USD  per  Convertible  Preferred  Stock  Share.  The  Company  reserves  the  right  to  revise  the  minimum  purchase  requirements  in  the  future.

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ITEM  23.  ADDITIONAL  INFORMATION:

The  Company  has  filed  with  the  SEC  an  Offering  Statement  under  the  Securities  Act  on  Form  1-A  regarding  this  Offering.  This  Offering  Circular which  is  part  of  the  Offering  Statement does  not  contain  all  the  information  set  forth  in  the  Offering  Statement  and  the  exhibits  related  thereto  filed  with  the  SEC reference  to  which  is  hereby  made.  Upon  Qualification  of  the  Offering  Statement the  Company  will  be  subject  to  the  informational  reporting  requirements  of  the  Exchange  Act  that  are  applicable  to  Tier  2  companies  whose  securities  are  registered  pursuant  to  Regulation  A and  accordingly the  Company  will  file  annual  reports semi-annual  reports  and  other  information  with  the  SEC.  You  may  read  and  copy  the  Offering  Statement the  related  exhibits  and  the  reports  and  other  information  the  Company  has  filed and  will  file  in  the  future at  the  SECs  public  reference  facilities  maintained  by  the  SEC  at  100  F  Street N.E. Washington DC  20549.  You  can  also  request  copies  of  those  documents upon  payment  of  a  duplicating  fee by  writing  to  the  SEC.  Please  call  the  SEC  at  1-800-SEC-0330  for  further  information  regarding  the  operations  of  the  public  reference  rooms.  The  SEC  also  maintains  a  website  at  www.SEC.gov  that  contains  reports information  statements  and  other  information  regarding  issuers  that  file  with  the  SEC.
You  may  also  request  a  copy  of  these  filings  at  no  cost by  writing emailing  or  telephoning  the  Company  at:

HOWARDS  MBS  INC
7401  Wiles  Road  Coral  Springs Florida  33067

Within  120  days  after  the  end  of  each  fiscal  year the  Company  will  electronically  provide  to  all  Shareholders  of  record  an  annual  report.  The  annual  report  will  contain  statements  and  certain  other  financial  narrative  information  that  the  Company  is  required  to  provide  to  its  Shareholders.  The  Company  does  not  intend  to  send  paper  copies  out  of  its  reports  unless  requested  in  writing  by  a  Shareholder.

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SIGNATURES

The  Issuer  has  duly  caused  this  Offering  Circular  to  be  signed  on  its  behalf  by  the  undersigned thereunto  duly  authorized.

HOWARDS  MBS INC:

By:  Ms.  Ketsha  Thompson

By:  Name:  Ms.  Ketsha  Thompson
Title:  Chief  Executive  Officer

HOWARDS  MBS  INC

FINANCIAL  STATEMENTS

Year  Ended  August  312021  (With  Independent  Auditors  Report)

HOWARD  MBS INC.

2021  Review

INDEX

Description Page  Number
Independent  Accountants  Review  Report 1
Financial  Statements
Combined  Balance  Sheet  2
Combined  Statement  of  Income  and  Retained  Earnings  3
Combined  Statement  of  Cash  Flows  4
Footnotes  to  the  Financial  Statements 5to8

Howards  MBS Inc.

ACCOUNTING  ANO  BUS.IN  ESS  Mf NAGEMENT

Audits:  AMSTARDAM  BELGIUM GHANA LONDON PARIS MADRID  SPAIN SOUTH  AFRICA POLAND
INDEPENDENT  AUDITORS  REVIEW  REPORT

John  P.  Holder C.F.O M.B.A.  Christina  E.  Gibson.  C.P.A  Todd  Middlemas.  C.P.A.  Frederick  T  Monett.  CPA.
To  the  Board  of  Directors  of  Howards  MBS Inc.

CERTIFIED  PUBLIC  ACCOUNTANTS

Report  on  the  Financial  Statements
We  have  audited  the  accompanying  financial  statements  of  Howards  MBS Inc.  (The  company)(a  for  profit  S  Corporation) which  compdse  the  balance  sheet  as  of  (inception)through  August  312021and  the  related  statements  of  income  and  officers  equity  from  July  312021  (inception  August  312021then  ended and  the  related  notes  to  the  financial  statements.
Managements  Responsibility  for  the  Financial  Statements
Management  is  responsible  for  the  preparation  and  fair  presentation  of  these  financial  statements  in  accordance  with  accounting  principles  generally  accepted  in  the  United  States  of  America;  this  includes  the  design implementation and  maintenance  of  internal  control  relevant  to  the  preparation  and  fair  presentation  of  financial  statements  that  are  free  from  matedal  misstatement whether  due  to  fraud  or  error.
Auditors  Responsibility
Our  responsibility  is  to  express  an  opinion  on  these  financial  statements  based  on  our  audit.  We  conducted  our  audit  in  accordance  with  auditing  standards  generally  accepted  in  the  United  States  of  America  and  the  standards  applicable  to  financial  audits  contained  in  Government  Auditing  Standards issued  by  the  Comptroller  General  of  the  United  States.  Those  standards  require  that  we  plan  and  perform  the  audit  to  obtain  reasonable  assurance  about  whether  the  financial  statements  are  free  from  material  misstatement.  An  audit  involves  perfo1ming  procedures  to  obtain  audit  evidence  about  the  amounts  and  disclosures  in  the  financial  statements.  The  procedures  selected  depend  on  the  auditors  judgment including  the  assessment  of  the1isks  of  mate1ial  misstatement  of  the  financial  statements whether  due  to  fraud  or  enor.  In  making  those  dsk  assessments the  auditor  considers  internal  control  relevant  to  the  entitys  preparation  and  fair  presentation  of  the  financial  statements  to  design  audit  procedures  that  are  appropriate  in  thecircumstances but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the  entitys  internal  control.  Accordingly we  express  no  such  opinion.  An  audit  also  includes  evaluating  the  appropriateness  of  accounting  policies  used  and  the  reasonableness  of  significant  accounting  estimates  made  by  management as  well  as  evaluating  the  overall  presentation  of  the  financial  statements.
We  believe  that  the  audit  evidence  we  have  obtained  is  sufficient  and  appropriate  to  provide  a  basis  for  our  audit  opinion.
Opinion

In  our  opinion the  financial  statements  refened  to  above  present  fairly in  all  material  respects the  financial  position  of  Howards  MBS Inc.  as  of  August  312021and  the  results  of  its  operations  presentedcash  flow  and  equity  from  July  12021  (inception)through  August  312021in  accordance  with  accounting  p1inciples  generally  accepted  in  the  United  States  of  America.

The  accompanying  notes  are  integral  parts  these  financial  statements.  3

Howards  MBS Inc.

HOWARDS  MBS  INC

Balance  Sheet
As  of  August  312021
For  the  period  from  May  30 2021to  August  312021

ASSETS

Current  Assets

Cash $0

Total  Current  Assets

TOTALASSETS $0   LIABILITIES  AND  EQUITY
Current  Liabilities

Total  Current  Liabilities $0

TOTAL  CURRENT  LIABLITIES $0

Officer  Shares  Equity

TOTAL  SHAERHOLDER  EQUITY $0   TOTAL  LIABILITIES  AND  SHAREOWNER  EQUITY $0

Howards  MBS Inc.

HOWARDS  MBS  INC
Statement  of  Operations  As  of  August  312021
For  the  period  from  May  30 2021to  August  312021   REVENUE
Total  revenue $0

EXPENSES
Total  operating  expenses $  0
LOSS  FROM  OPERATIONS $0

OTHER  INCOME  (EXPENSES) $0
NET  LOSS $0

Howards  MBS Inc.

HOWARDS  MBS  INC
Statement  of  Share  Holder  Value  As  of  August  312021

For  the  period  from  May  30 2021to  August  312021

Issuance  of  Founders  Preferred  Stock

Class  A  Preferred

1000

Stock  Retained  Earnings

Total

Contribution
$0.00
$0.00
Net  Income  (loss)
0.00
0.00
0.00
1000

$  0.00 $  0.00

0.00 0.0
0
0.00 0.0
0

August  312021
0.00

1000 0.00 0.00

HOWARDS  MBS  INC
Statement  of  Cash  Flows  As  of  August  312021
For  the  period  from  May  30 2021to  August  312021   CASH  FLOWS  OPERATING  ACTIVITIES
Net  Loss $0

Adjustment  to  reconcile  net  income  (loss) $0   To  net  cash  provided  by  (used  in)

Operating  activities: $0

Net  cash  provided  by  operating  activities
CASH  FLOWS  FROM  INVESTING  ACTIVITIES
Net  cash  provided  by  financing  activities

NET  INCREASE  IN  CASH
Cash  at  beginning  of  month $0
Cash  at  the  end  ofTmheonatchcompanying  notes  are  integral  parts  these  financial $0

SUPPLEMENT  DISCLOSURE  OF  CASH  FLOW  INFORMATION
Cash  paid  during  months  for  interest $0
Cash  paid  during  the  months  for  income  taxes $0

Howards  MBS Inc.

HOWARDS  MBS  INC
Notes  to  Financial  Statements

For  the  period  from  May  30 2021to  August  312021

Notes  Corporate  shareholder  Shares
HOWARDS  MBS  INC  Fund  1authorized  one  preferred  class  of  stock  as  of  July  2021  authorized  and  issued  are  as  follows

Class  A  Common  Shares  represent  100  %  of  stock  of  the  total  interest  in  the  company.  During  the  period  from  May  30 2021to  August  312021the  company  issued  1000  shares  Preferred  Stock  100.00  par  value  to  one  stockholder  for  $0.

Organization

HOWARDS  MBS  INC  The  Company  was  formed  as  a  Florida  Stock  as  a  for  profit  corporation  on  May  30 2021  and  is  headquartered  in  Florida  where  it  maintains  its  Operation.  Accordingly the  Company  has  only  a  limited  history  upon  which  an  evaluation  of  its  prospects  and  future  performance  can  be  made  The  Company  seeks  to  continue  to  educate  and  consult  with  clients  individually  and  within  groups.  The  Company  has  partnered  with  BrightFi  for  the  release  of  the  Companys  Proprietary  Credit  Card
Debit  Card  Program.  The  Companys  Credit  Card  Program Extra  Money  Network is  ready  for  release  and  expects  to  have  ONE  MILLION  CARDS  in  circulation  in  2022.  The  Extra  Money  Network (EMN  )will  also  provide  EMN  Credit  Monitoring EMN  Financial  Consulting  Education and  engage  in  much  larger  conversations  with  the  Companys  Customer  Base  and  New  Clients.
The  Company  recognizes  revenue  when  Credit  cards  are  issued  and  consumers  are  processing  transactions

Effects  of  COVID-19:

As  of  the  date  of  this  Offering  Circular there  exist  significant  uncertainties  regarding  the  current  novel  Coronavirus  (COVID-19)Pandemic including  the  scope  of  health  issues the  possible  duration  of  the  Pandemic  and  the  extent  of  local  and  worldwide  social political and  economic  disruption  it  may  cause  in  the  future.  To  date the  COVID-19  Pandemic  has  had  a  discernable  short-term  negative  impact  on  the  ability  of  the  Company  to  obtain  capital  needed  to  accelerate  the  development  of  its  business.  With  respect  to  the  Companys  business  operations the  Company  does  not  believe  the  COVID-19  Pandemic  has  had  a  discernable  short-term  negative  impact.  Overall the  Companys  is  not  of  a  size  that  has  required  it  to  implement  company-wide policies  in  response  to  the  COVID-19  Pandemic.  The  COVID-  19  Pandemic  can  be  expected  to  continue  to  result  in  regional  and  local  quarantines masking  policies labor  stoppages  and  shortages changes  in  consumer  purchasing  patterns mandatory  or  elective  shut-  downs  of  retail  locations disruptions  to  supply  chains severe  market  volatility liquidity  disruptions  and overall  economic  instability.  We  have  not  been  able  to  measure  the  financial  impact  on  the  company  but  will  review  operations so  it  does  not  reflect  the  potential  impact  of  the  COVID  19  Pandemic  or  the  Companys  response(s)thereto.

Howards  MBS Inc.

  Summary  of  Significant  Accounting  Policies  Basis  of  Accounting

The  accompanying  combined  financial  statements  have  been  prepared  on  the  accrual  basis  of  accounting.

Income  Taxes
The  Company with  the  consent  of  its  stockholders  have  elected  to  be  taxed  under  sections  of  the  federal  and  state  income  tax  law which  provide  that in  lieu  of  sub  chapter  S as  a  C  Corporation  for  income  taxes  the  officer  as  a  C  corporation  if  this  corporation  makes  more  than  eigteen  million  a  flat  rate  of  35  percent  will  be  applied  and  only  income  paid  as  dividends  get  taxed  twice  .  Income  distributed  as  salary  or  deferred  compensation  is  a  deduction.  As  a  result  of  this  election  no  income  tax  have  been  recograzed  in  the  accompanying  financial  statements.  The  company  periodically  assesses  whether  it  has  incurred  income  tax  expense  or  related  interest  or  penalties  in  accordance  for  uncertain  income  tax  positons.  No  such  amonuts  were  recognized.
The  Company  adopted  the  income  tax  standards  for  uncertian  tax  postions. as  a  result  of  this  implementation.
The  Company  evaluated  the  income  tax  postions  and  determined  that  it  has  no  uncertain  tax  positions  of  of  August  312021the  Companys  2021  tax  year  will  be  open  for  examination  for  federal  and  state  taxing  authorities.
Use  of  Estimates

The  preparation  of  the  combined  financial  statements  in  conformity  with  accounting  principles  generally  accepted  in  the  United  States  of  America  requires  management  to  make  estimates  and  assumptions  that  affect  the  reported  amounts  of  assets  and  liabilities  and  disclosure  of  contingent  assets  and  liabilities  at  the  date  of  this  financial  statement  and  the  reported  amounts  of  revenues  and  expenses  during  the  reporting  period.  Accordingly actual  results  could  differ  from  those  estimates.

Cash  and  Cash  Equivalents

The  Company  considers  all  highly  liquid  investments  with  a  maturity  of  three  months  or  less  when  purchased  to  be  cash  equivalents.  The  Company  has  on  deposit  with  a  financial  institution  amounts  in  excess  of  FDIC  insurance  limits.  The  Company  has  not  experienced  any  losses  in  such  accounts  and  believes  it  is  not  exposed  to  any  significant  credit  risk  for  cash.